                                                                    Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             GENIUS PRODUCTS, INC.,

                            GENIUS ACQUISITION CORP.,

                           AMERICAN VANTAGE COMPANIES

                                       AND

                       AMERICAN VANTAGE MEDIA CORPORATION

                           Dated as of March 21, 2005

                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE 1.               The Merger; Effective Time..............................       1
          1.1       The Merger...................................................       1
          1.2       Effective Time...............................................       1
          1.3       The Surviving Corporation....................................       2
          1.4       Treatment of Shares..........................................       2
          1.5       Closing......................................................       3
ARTICLE 2.               REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY....       3
          2.1       Assets and Liabilities at Closing............................       3
          2.2       Organization and Qualification; Subsidiaries.................       4
          2.3       Capitalization of the Company and Its Subsidiaries...........       4
          2.4       Authority Relative to This Agreement.........................       5
          2.5       SEC Reports; Financial Statements............................       6
          2.6       No Undisclosed Liabilities...................................       7
          2.7       Absence of Changes...........................................       7
          2.8       Governmental Approvals.......................................       9
          2.9       Consents and Defaults........................................      10
          2.10      Real Property................................................      10
          2.11      Litigation...................................................      11
          2.12      Compliance with Applicable Law; Permits......................      11
          2.13      Employee Plans...............................................      12
          2.14      Labor Matters................................................      13
          2.15      Environmental Matters........................................      14
          2.16      Tax Matters..................................................      15
          2.17      Insurance....................................................      18
          2.18      Material Company Contracts...................................      18
          2.19      Intellectual Property; Film Library..........................      19
          2.20      Opinion of Company Financial Advisor.........................      21
          2.21      Brokers......................................................      21
          2.22      Accredited Investor; Legend..................................      21
          2.23      Books and Records............................................      22
ARTICLE 3.               REPRESENTATIONS AND WARRANTIES OF PURCHASER.............      23
          3.1       Organization and Qualification...............................      23
          3.2       Capitalization of Purchaser..................................      23
          3.3       Authority Relative to This Agreement.........................      24
          3.4       SEC Reports; Financial Statements............................      25
          3.5       No Undisclosed Liabilities...................................      26
          3.6       Absence of Changes...........................................      26
          3.7       Governmental Approvals.......................................      28
          3.8       Consents and Defaults........................................      28

                                TABLE OF CONTENTS
                                   (continued)

                                                                                       PAGE
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
           3.9      Litigation...................................................      28
          3.10      Compliance with Applicable Law; Permits......................      28
          3.11      Tax Matters..................................................      29
          3.12      Intellectual Property........................................      30
          3.13      Brokers......................................................      31
          3.14      Material Company Contracts...................................      31
ARTICLE 4.               PRE-CLOSING COVENANTS...................................      31
          4.1       Conduct of Business by the Company Pending the Merger........      31
          4.2       Conduct of Business by Purchaser Pending the Merger..........      34
          4.3       Intercompany Accounts and Contracts; Upstream Guaranties.....      35
          4.4       No Solicitation..............................................      35
          4.5       Certain Notifications........................................      36
          4.6       Updating the Disclosure Schedules............................      36
          4.7       Access to Information........................................      36
          4.8       Best Efforts.................................................      37
          4.9       Consents.....................................................      37
ARTICLE 5.               POST-CLOSING COVENANTS..................................      37
          5.1       Resale and Voting of Purchaser Common Stock..................      37
          5.2       Company Intellectual Property................................      37
          5.3       Cooperation..................................................      37
          5.4       Limited Power of Attorney....................................      38
          5.5       Nondisclosure................................................      38
          5.6       Post-Closing Employee Benefits...............................      38
          5.7       Compliance with Legal Requirements and Other Obligations.....      39
          5.8       No Benefit to Seller Employees Intended......................      39
          5.9       Satisfaction of Certain Permitted Encumbrances...............      39
ARTICLE 6.               TAX COVENANTS AND INDEMNIFICATION.......................      39
          6.1       Preparation of Returns and Payment of Taxes..................      39
          6.2       Access to Records Pre-Closing................................      39
          6.3       Tax Sharing Agreements.......................................      40
          6.4       Access to Records Following Closing..........................      40
          6.5       Seller's Indemnification.....................................      40
          6.6       Purchaser's Indemnification..................................      41
ARTICLE 7.               CONDITIONS TO CLOSING...................................      41
          7.1       Conditions to Purchaser's Obligation to Close................      41
          7.2       Conditions to Seller's Obligation to Close...................      42
          7.3       Conditions to Obligations of Each Party to Close.............      43
ARTICLE 8.               TERMINATION.............................................      43

                                TABLE OF CONTENTS
                                   (continued)

                                                                                       PAGE
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
          8.1       Circumstances for Termination................................      43
          8.2       Effect of Termination........................................      44
          8.3       Fees for Termination.........................................      44
ARTICLE 9.               INDEMNIFICATION.........................................      44
          9.1       Survival of Representations and Warranties...................      44
          9.2       Indemnification by Seller....................................      44
          9.3       Indemnification by Purchaser.................................      45
          9.4       Procedures for Indemnification...............................      45
          9.5       Limitations on Indemnification...............................      45
          9.6       Remedies Cumulative..........................................      46
ARTICLE 10.              MISCELLANEOUS PROVISIONS.................................     46
          10.1      Expenses.....................................................      46
          10.2      Interpretation...............................................      47
          10.3      Further Assurances...........................................      47
          10.4      Entire Agreement.............................................      47
          10.5      Amendment, Waivers and Consents..............................      47
          10.6      Successors and Assigns.......................................      47
          10.7      Governing Law................................................      47
          10.8      Jurisdiction; Waiver of Jury Trial...........................      47
          10.9      Rules of Construction........................................      48
          10.10     Severability.................................................      48
          10.11     Exhibits.....................................................      48
          10.12     Notices......................................................      48
          10.13     Rights of Parties............................................      49
          10.14     Counterparts.................................................      49

                             EXHIBITS AND SCHEDULES

Exhibits
-------------
Exhibit A            Certain Definitions
Exhibit B            Form of Registration Rights Agreement
Exhibit C            Form of Resale and Voting Agreement
Exhibit D            Form of Warrants
Exhibit E            Form of Escrow Agreement
Exhibit F            Form of Assumption of Obligations and Pledge Agreement
Exhibit G            Form of Assignment, Assumption and Pledge Agreement
Exhibit 7.1(d)       Form of Opinion of Seller's Counsel
Exhibit 7.2(d)       Form of Opinion of Purchaser's Counsel

Schedules

Schedule 2           Company Disclosure Schedule
Schedule 3           Purchaser Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of March 21, 2005, by and among GENIUS PRODUCTS, INC., a Delaware corporation ("Purchaser"), GENIUS ACQUISITION CORP., a Nevada corporation and wholly-owned subsidiary of Purchaser ("Merger Sub"), AMERICAN VANTAGE COMPANIES, a Nevada corporation ("Seller"), and AMERICAN VANTAGE MEDIA CORPORATION, a Nevada corporation and wholly-owned subsidiary of Seller (the "Company"). Certain capitalized terms in this Agreement are defined in Exhibit A.

                                    RECITALS

      A. The Board of Directors of Purchaser, Merger Sub, Seller and the Company each have determined that it is in the best interests of their respective shareholders for Purchaser to acquire the Company by the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth herein (the "Merger").

      B. For federal income tax purposes, it is intended that the Merger constitute a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitute a plan of reorganization for purposes of Section 368 of the Code.

      C. At the Closing, each of Purchaser and Seller intend to enter into and deliver (a) a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement"); (b) a Resale and Voting Agreement in the form attached hereto as Exhibit C (the "Resale and Voting Agreement"); (c) an Escrow Agreement in the form attached hereto as Exhibit E (the "Escrow Agreement"); (d) an Assumption of Obligations and Pledge Agreement in the form attached hereto as Exhibit F (the "Assumption Agreement"); and (e) an Assignment, Assumption and Pledge Agreement in the form attached hereto as Exhibit G (the "Assignment Agreement").

                                    AGREEMENT

      Purchaser, Merger Sub, Seller and the Company, each intending to be legally bound, agree as follows:

ARTICLE 1. THE MERGER; EFFECTIVE TIME

      1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company (the "Merger"). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (sometimes referred to as the "Surviving Corporation") in the Merger as a wholly-owned Subsidiary of Purchaser.

      1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Nevada in such form as required by, and executed in accordance with, the relevant provisions of the Nevada Revised Statutes ("NRS"), as soon as practicable on or after the Closing Date. The Merger shall become effective upon the filing of such Articles of Merger with the Nevada Secretary of State, or at such later time as agreed in writing by Purchaser and the Company and specified in the Articles of Merger (the "Effective Time").

      1.3 THE SURVIVING CORPORATION

            (a) Articles of Incorporation. The Articles of Incorporation of the Company as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

            (b) Bylaws. The Bylaws of the Company as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

            (c) Directors and Officers. The directors of the Company immediately following the Effective Time shall consist of individuals appointed by Purchaser, who shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until removed or until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law. (i) Immediately following the effectiveness of the Merger, Stephen K. Bannon shall become co-chairman of the Board of Directors of Purchaser; and (ii) immediately preceding the effectiveness of the Merger, Stephen K. Bannon shall resign from all positions as an officer or director of Seller.

            (d) Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 TREATMENT OF SHARES

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all outstanding shares of Company Common Stock shall be converted in the aggregate into the right to receive (i) 7,000,000 shares of Purchaser Common Stock and (ii) warrants to purchase 1,400,000 shares of Purchaser Common Stock, half at an exercise price of $2.56 per share and half at an exercise price of $2.78 per share (collectively, the "Warrants"), substantially in the form attached hereto as Exhibit D (collectively, the "Merger Consideration"). As soon as reasonably practicable following the Effective Time, (x) Seller will surrender certificates (the "Company Stock Certificates") formerly representing all outstanding shares of Company Common Stock to Purchaser for cancellation, and (y) Purchaser will issue irrevocable instructions to its transfer agent (a copy of which will be provided to Seller at the Effective Time) to promptly deliver to Seller stock certificates evidencing the Merger Consideration in such denominations as Seller shall reasonably request. Notwithstanding the immediately preceding two sentences, of the shares of Purchaser Common Stock comprising the Merger Consideration, (x) 600,000 shares (the "Escrowed Shares") shall be placed into, held and thereafter released from escrow pursuant to and in accordance with the Escrow Agreement, and (y) 700,000 shares (the "Pledged Shares") shall be held and thereafter transferred to either Seller or Purchaser or sold, pursuant to and in accordance with the Assumption Agreement.

            (b) The shares of Purchaser Common Stock issued in the Merger will not be registered under the Securities Act. Such shares may not be transferred or resold thereafter, except in compliance with the terms of this Agreement, the Resale and Voting Agreement, and the Registration Rights Agreement, or following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act.

            (c) The parties intend that no option, warrant or convertible instrument of Seller will become exercisable or convertible for or into any securities of Purchaser or the Surviving Corporation in connection with or following the Merger.

      1.5 CLOSING. The closing of the Merger (the "Closing") will take place as soon as practicable at a time and on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Morrison & Foerster LLP, 555 West 5th Street, Suite 3500, Los Angeles, California 90013, or at such other time, date or place as agreed to in writing by the parties hereto.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY

      Except as specifically set forth in Schedule 2 (the "Company Disclosure Schedule") attached to this Agreement (the parts of which are numbered to correspond to the individual Section numbers of this Article 2), each of Seller and the Company hereby represents and warrants to each of Purchaser and Merger Sub as follows:

      2.1 ASSETS AND LIABILITIES AT CLOSING.

            (a) The direct or indirect subsidiaries of the Company are, and at Closing will be, American Vantage/Hypnotic, Inc. ("Hypnotic"), Wellspring Media, Inc. ("Wellspring") and Wellspring Productions, LLC (each a "Subsidiary", and collectively, the "Subsidiaries"). Neither the Company nor any Subsidiary owns, directly or indirectly, beneficially or of record, any shares of capital stock or other securities of any entity or any investment in any entity, other than the Subsidiaries.

            (b) At and immediately following the Closing, the Company and the Subsidiaries, on a consolidated basis, will have (i) current balances of principal and interest under the Permitted Encumbrances of not more than $6,349,219 in the aggregate; (ii) those contingent liabilities set forth in
Schedule 2.1(b); (iii) no other liabilities or Encumbrances, whether contingent or otherwise; and (iv) each item in the Company Film Library and each Film License (as such terms are defined below).

            (c) At and immediately following the Closing, the only material assets of Seller or its subsidiaries will consist of (i) an interest in the Border Grill Restaurant; (ii) a pending lawsuit against the Table Mountain Tribe; (iii) Ya Ya Media, Inc. ("YaYa"); (iv) the Merger Consideration; and (v) cash in the bank accounts of the Company and Subsidiaries at the opening of business on the date of this Agreement. The only furniture, fixtures and equipment ("FFE") of Seller or its subsidiaries (other than the Company and the Subsidiaries) that shall be retained by Seller following the Closing will consist of such items located at Seller's Las Vegas, Nevada offices and furniture and equipment owned by YaYa located at Seller's Santa Monica, CA offices.

            (d) At and following the Closing, (i) Seller will release the Company and its Subsidiaries from subleases and any other commitments or obligations, if any, pertaining to the property located at 1819 and 1823 Colorado Avenue, Santa Monica, California (the "SM Lease"); and (ii) Seller will be the sole lessee or sublessee under the outstanding lease for the property at 419 Park Ave. South, New York, NY (the "NY Lease"), that was occupied prior to the Closing by Wellspring. Seller agrees to indemnify and hold harmless the Purchaser and its subsidiaries from and against any and all losses, claims, actions, damages, liabilities and expenses arising under either the SM Lease or NY Lease and related to the period following the Closing.

            (e) Following the Closing, (i) Seller will allow Purchaser access to and use of the property covered by the NY Lease for a transitional period of 90 days at Seller's actual cost for the property; and (ii) Seller will allow Purchaser reasonable access to the property covered by the SM Lease to remove FFE owned by the Company or the Subsidiaries located at such property during the ten days following the Closing. Failure to vacate the property covered by the NY Lease at the expiration of 90 days will result in Purchaser being obligated for
1.5 times Seller's actual cost under the NY Lease.

      2.2 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Each of the Company and each Subsidiary is a corporation or legal entity duly organized, validly existing and in good standing under the applicable Legal Requirements of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (b) Each of the Company and each Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

            (c) The Company has heretofore delivered to Purchaser accurate and complete copies of the Company's articles of incorporation and bylaws, as currently in effect. The Company has heretofore delivered to Purchaser accurate and complete copies of the charter, articles of incorporation or organization, bylaws, and operating agreement (or other similar organizational and governing instruments), as currently in effect, of each of the Subsidiaries.

      2.3 CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES.

            (a) The authorized capital stock of the Company consists of 750,000 shares of common stock, par value $0.10 per share ("Company Common Stock"), of which 100 shares are issued and outstanding as of the date hereof ("Company Issued Shares"), all of which are owned beneficially and of record by Seller. All of the Company Issued Shares are duly authorized, validly issued, fully paid and non-assessable and are free of preemptive rights.

            (b) Except as set forth in this Section 2.3, as of the date hereof, there are no issued or outstanding (i) shares of capital stock or other voting securities of the Company; (ii) securities convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) options or other rights to acquire, or obligations of the Company or any of the Subsidiaries to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of the Company; (iv) equity equivalents, interests in the ownership or earnings of the Company, or other similar rights (including stock appreciation rights); (v) outstanding obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of the Subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company or any Subsidiary.

            (c) All of the outstanding capital stock of the Company's Subsidiaries is owned by the Company, directly or indirectly, free and clear of any Encumbrance or any other limitation or restriction (including, without limitation, any restriction on the right to vote or sell the same) except for the Permitted Encumbrances and as may otherwise be provided under applicable Legal Requirements. There are no debt or equity securities of the Company or the Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or the Subsidiaries, and no other contract, understanding, arrangement, or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company. There are no outstanding contractual obligations of the Company or the Subsidiaries to repurchase, redeem, or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of the Company.

      2.4 AUTHORITY RELATIVE TO THIS AGREEMENT.

            (a) Each of Seller and the Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and no other corporate proceedings on the part of either of Seller or the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each of Seller and the Company and constitutes a valid, legal, and binding agreement of each of Seller and the Company, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Legal Requirements affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (b) The Board of Directors of the Company (the "Company Board"), by the requisite vote of those present (who constituted 100% of the directors then in office), with no dissenting votes, has (i) duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, taken all corporate actions required to be taken by the Company Board for the consummation of the transactions contemplated hereby, including the Merger; and (ii) resolved (A) that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are advisable and fair to, and in the best interests of, the Company and its sole stockholder; and (B) to recommend that the sole stockholder of the Company approve and adopt this Agreement and approve the Merger.

            (c) The Board of Directors of Seller (the "Seller Board"), by the requisite vote of those present, has (i) duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, (ii) taken all corporate actions required to be taken by the Seller Board for the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are advisable and fair to, and in the best interests of, Seller and its stockholders.

            (d) Seller, in its capacity as the sole stockholder of the Company, has approved and adopted this Agreement and approved the Merger.

            (e) The approval of this Agreement or the Merger by the stockholders of Seller is not required under any Legal Requirement applicable to Seller or under its articles of incorporation or bylaws.

            (f) No shareholder of Seller is entitled to any dissenters or appraisal rights in such capacity due to or arising out of this Agreement or the transactions contemplated hereby.

      2.5 SEC REPORTS; FINANCIAL STATEMENTS.

            (a) The Company has previously delivered to Purchaser (i) the preliminary, unaudited consolidated balance sheets ("Company Balance Sheet"), and related statements of operations and cash flows (together with the Company Balance Sheet, the "Company Financial Statements") of the Company and the Subsidiaries, as of and for the fiscal year ending December 31, 2004 (the "Company Balance Sheet Date"); and (ii) an accurate, correct and complete breakdown and aging, as of February 28, 2005, of each of the Company's (A) accounts payable (including to all of its suppliers) and (B) accounts receivable, in each case in an amount greater than $10,000. No material portion of such accounts receivable is other than (i) to the knowledge of Seller and the Company, a valid and legally binding obligation of the account debtor enforceable in accordance with its terms, free and clear of all Encumbrances, and not subject to setoffs, adverse claims, counterclaims, assessments, defaults, prepayments, defenses, and conditions precedent; (ii) a true and correct statement of the account for items actually sold and delivered to, or for services actually performed for and accepted by, such account debtor; and (iii) to the knowledge of Seller and the Company, fully collectible, subject to trade discounts provided in the ordinary course of business and any allowance for doubtful accounts and sales returns contained in the Company Balance Sheet.

            (b) Since January 1, 2002, Seller has filed all forms, reports and documents with the SEC required to be filed by it under the Securities Act and the Exchange Act (collectively, the "Seller SEC Reports"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such Seller SEC Reports were filed. None of the Seller SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent amended prior to the date hereof by a subsequently filed Seller SEC Report. The consolidated financial statements of Seller and any separate financial information relating to the Company included in the Seller SEC Reports (the "Seller Filed Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof.

            (c) Each of the Company Financial Statements and the Seller Filed Financial Statements (i) are true, accurate and complete in all respects; (ii) are consistent with the books and records of Seller; (iii) present fairly and accurately the financial condition of Seller and the Company, as appropriate, as of the respective dates thereof and the results of operations, changes in stockholder's equity and cash flows of each of them for the periods covered thereby; and (iv) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered; provided, however, that the Company Balance Sheet may not contain all of the footnotes required by GAAP, and may be subject to normal adjustments consistent with past practice which are not material individually or in the aggregate. All reserves established by the Company and set forth in the Company Financial Statements are adequate for the purposes for which they were established.

            (d) Since the Company Balance Sheet Date, there has not been any change, or any application or request for any change, by the Company or any of the Subsidiaries in accounting principles, methods or policies for financial accounting purposes, other than as a result of any changes under GAAP or other relevant accounting principles.

            (e) Seller is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 ("SOX") applicable to it as of the date hereof.

            (f) At February 28, 2005, the Company's consolidated (A) accounts payable (including to all of its suppliers) was no more than $5,275,000 and (B) accounts receivable was no less than $4,531,000.

      2.6 NO UNDISCLOSED LIABILITIES. There are no material liabilities of the Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which are required to be reflected in its financial statements (or in the notes thereto) in accordance with GAAP, other than: (a) liabilities disclosed, provided for or reserved against in the Company Balance Sheet or in the notes thereto; (b) liabilities arising in the ordinary course of business after the Company Balance Sheet Date or which arose in the ordinary course of business prior to the Company Balance Sheet Date but were not required to be disclosed, provided for or reserved against in the Company Balance Sheet; (c) liabilities disclosed in the Seller SEC Reports prior to the date hereof; and (d) liabilities arising under this Agreement.

      2.7 ABSENCE OF CHANGES. Except as contemplated by this Agreement or as disclosed in the Seller SEC Reports filed prior to the date hereof, since the Company Balance Sheet Date, the Company and the Subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

            (a) any event, occurrence or development which had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole;

            (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or (except to the Company or other Subsidiaries) any Subsidiary, any split, combination or reclassification of any shares of capital stock of the Company or any Subsidiary, or any repurchase, redemption or other acquisition by the Company or any of the Subsidiaries of any securities of the Company or any of the Subsidiaries;

            (c) any amendment or change to the charter, certificate or articles of incorporation, operating agreement or bylaws (or other similar organizational or governing instrument) of the Company or any of the Subsidiaries, or any amendment of any term of any outstanding security of the Company or any of the Subsidiaries that would materially increase the obligations of the Company or any such subsidiary under such security;

            (d) (i) any incurrence or assumption by the Company or any of the Subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) except (A) in the ordinary and usual course of business consistent with past practice or
      (B) as permitted or required by Sections 4.1 or 4.2, or (ii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any of the Subsidiaries for the obligations of any other person (other than any wholly owned subsidiary of the Company), other than in the ordinary and usual course of business consistent with past practice;

            (e) any creation or assumption by the Company or any of the Subsidiaries of any Encumbrance on any material asset of the Company or any of the Subsidiaries other than in the ordinary and usual course of business consistent with past practice;

            (f) any making of any loan, advance or capital contribution to or investment in any person by the Company or any of the Subsidiaries other than (i) as permitted or required by Sections 4.1 or 4.2; (ii) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company; (iii) loans or advances to employees of the Company or any of the Subsidiaries in the ordinary and usual course of business consistent with past practice; or (iv) extensions of credit to customers in the ordinary and usual course of business consistent with past practice;

            (g) any contract or agreement entered into by the Company or any of the Subsidiaries on or prior to the date hereof relating to any material acquisition or disposition of any assets or business, other than contracts or agreements in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement;

            (h) any modification, amendment, assignment, termination or relinquishment by the Company or any of the Subsidiaries of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that is reasonably expected to have a Material Adverse Effect, after taking into account the benefit of the consideration, if any, received in exchange for agreeing to such modification, amendment, assignment, termination or relinquishment, on the Company and the Subsidiaries taken as a whole;

            (i) any material change in any method of accounting or accounting principles or practice by the Company or any of the Subsidiaries, except for any such change required by reason of a change in GAAP, which change has been consistently applied;

            (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of the Subsidiaries;
      (ii) entering into of any employment, deferred compensation, severance, consulting, termination or other similar agreement (or any change or amendment to any such existing agreement) with any director, officer, employee, agent or other similar representative of the Company or any of the Subsidiaries (collectively, "Company Employment Agreements") whose annual cash compensation exceeds $100,000, other than changes or amendments that (A) do not and will not result in increases, in the aggregate, of more than five percent in the salary, wages or other compensation of any such person and (B) are otherwise consistent with clause (iv) below; (iii) increase in benefits payable under any existing severance or termination pay policies or Company Employment Agreements; or
      (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of the Subsidiaries other than, in the case of clauses (ii) and (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of the Subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices;

            (k) any adoption, entering into, amendment, alteration or termination of (partially or completely) any Company Benefit Plan or Company Employee Arrangement, except as contemplated by this Agreement or to the extent required by applicable Legal Requirement or GAAP;

            (l) any entering into of any contract with an officer, director, employee, agent or other similar representative of the Company or any of the Subsidiaries (other than a Company Employment Agreement that is not terminable, without penalty or other liability, upon not more than sixty
      (60) calendar days' notice); or

            (m) any (i) making or revoking of any material election relating to Taxes; (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or (iii) change to any material methods of reporting income or deductions for federal income Tax purposes.

      2.8 GOVERNMENTAL APPROVALS. Except for the filing and acceptance for record of the Articles of Merger as required by the NRS, and such other filings, permits, consents and approvals which, if not obtained or made, are not reasonably expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

      2.9 CONSENTS AND DEFAULTS. Neither the Company nor any of the Subsidiaries is in violation of any term of its charter, certificate or articles of incorporation, bylaws or operating agreement (or other similar organizational or governing instruments). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) result in any violation of or conflict with, constitute a default under (with or without due notice or lapse of time or both), require any consent, waiver or notice under any term of (the "Consents"), or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation (including any termination rights) under, (A) the charter, certificate or articles of incorporation, bylaws or operating agreement (or other similar organizational or governing instruments) of the Company or any of the Subsidiaries, (B) any Material Contract or Film License, (C) any other material agreement, material note, material bond, material mortgage, material indenture, material Contract, material lease, material Company Permit or other material obligation or material right to which the Company or any of the Subsidiaries is a party or by which any of the assets or properties of the Company or any of the Subsidiaries is bound, or (D) subject to Section 2.8, any applicable domestic or foreign Legal Requirements, except in the case of clauses
(B), (C) and (D) where any of the foregoing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole after the Merger; or (ii) result in the creation of (or impose any obligation on the Company or any of the Subsidiaries to create) any Encumbrance upon any of the material assets or properties of the Company or any of the Subsidiaries.

      2.10 REAL PROPERTY.

            (a) The Company has provided Purchaser with the address, general use of, and period of ownership or occupancy of all of the real property that the Company and the

Subsidiaries use or occupy or have the right to use or occupy, now or in the future, pursuant to any lease, sublease, or other occupancy agreement (the "Company Leased Facilities"). No real property is owned, leased, subleased or used by the Company or the Subsidiaries in the course of their respective businesses other than the Company Leased Facilities.

            (b) With respect to each Company Leased Facility:

                  (i) the Company has made available to Purchaser a true, correct, and complete copy of the lease, sublease or other occupancy agreement for such Company Leased Facility (and all modifications, amendments, and supplements thereto and all side letters to which Company or any of the Subsidiaries is a party affecting the obligations of any party thereunder) (each such agreement is referred to herein as a "Company Real Property Lease");

                  (ii) the Company or its Subsidiary using or occupying such Company Leased Facility has a good and valid leasehold interest in such Company Leased Facility free and clear of all Encumbrances, except (x) Taxes and general and special assessments not in default and payable without penalty and interest, and (y) easements, covenants and other restrictions that do not materially impair the current use, occupancy or value of the Company's or such Subsidiary's interest in such real property;

                  (iii) to the Seller's and Company's knowledge, each Company Real Property Lease constitutes the valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, and is in full force and effect;

                  (iv) all rent and other sums and charges payable by the Company or its Subsidiary using or occupying such Company Leased Facility as tenant under the Company Real Property Lease covering such Company Leased Facility are current, and no event or condition giving rise to a right to terminate or uncured default on the part of the tenant or, to the Seller's and Company's knowledge, the landlord, exists under such Company Real Property Lease. No party to such Company Real Property Lease has given written notice to the Company or such Subsidiary or made a claim in writing against the Company or such Subsidiary in respect of any breach or default thereunder; and

                  (v) neither the Company nor its Subsidiary using or occupying such Company Leased Facility has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered its leasehold interest in such Company Leased Facility.

      2.11 LITIGATION. There is no suit, claim, action, proceeding or, to the Seller's and Company's knowledge, investigation, pending or, to the Seller's and Company's knowledge, threatened against the Company or any Subsidiary. None of the Company or the Subsidiaries is subject to any outstanding order, writ, injunction or decree which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. To the Seller's and Company's knowledge, there is no action, suit, proceeding or investigation pending or threatened against any current or former officer, director, employee or agent of the Company or any of the Subsidiaries (in his or her capacity as such) which is reasonably expected to give rise to a claim for contribution or indemnification against the Company or any of the Subsidiaries.

      2.12 COMPLIANCE WITH APPLICABLE LAW; PERMITS. The Company and the Subsidiaries hold all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses ("Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole. The businesses and operations of the Company and the Subsidiaries comply in all respects with all Legal Requirements applicable to the Company or the Subsidiaries, except where the failure to so comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

      2.13 EMPLOYEE PLANS.

            (a) Schedule 2.13(a) of the Company Disclosure Schedule sets forth a true, correct, and complete list of:

                  (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, under which Seller, the Company or any of the Subsidiaries has any obligation or liability, contingent or otherwise, including, but not limited to, all severance plans or arrangements and any supplemental or U.S. non-qualified retirement plans or arrangements (the "Company Benefit Plans"); and

                  (ii) all employment, consulting, termination, severance or individual compensation agreements; all stock award, stock option, stock purchase or other equity-based (including phantom stock or stock appreciation rights) plans or arrangements; all bonus or other incentive compensation plans or agreements; and all salary continuation or deferred compensation plans or agreements; in each case, relating to any current or former employee of the Company or any of the Subsidiaries and as to which any of them or Seller may have any obligation or liability (contingent or otherwise) (the "Company Employee Arrangements").

            (b) Seller, the Company and the Subsidiaries, as applicable, have each maintained and funded all Company Benefit Plans in accordance with their terms and all applicable laws, and none of them, or any Member of the Controlled Group, maintains or contributes to, or has ever maintained or contributed to, any Defined Benefit Plan or Multiemployer Plan.

            (c) Nothing contained in any of the Company Benefit Plans will obligate Purchaser or the Surviving Corporation to provide any benefits to employees, former employees or beneficiaries of employees or former employees, or to make any contributions to any plans from and after the Closing. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, bonus or otherwise) becoming due to any current or former director, officer or employee of the Company or its any of the Subsidiaries under any Company Benefit Plan, Company Employee Arrangement or otherwise;

(ii) increase any benefits otherwise payable under any Company Benefit Plan or Company Employee Arrangement; (iii) result in the acceleration of the time of payment or vesting of any such benefits; (iv) create a right to receive payments upon a subsequent termination of employment; or (v) provide any employee with the right to receive, or cause any option, warrant or convertible instrument of Seller to be exercisable or convertible for or into, any security of Purchaser or the Surviving Corporation in connection with or following the Merger.

            (d) There are no pending or, to the Seller's and Company's knowledge, threatened, actions, claims, or proceedings against or relating to any Company Benefit Plan or Company Employee Arrangement (other than routine benefit claims by persons claiming benefits thereunder), and, to the knowledge of the Seller and Company, there are no facts or circumstances which could form a reasonable basis for any of the foregoing, except for such actions, claims or proceedings which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

            (e) The Company and the Subsidiaries do not have any material obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, or employees of the Company or any of the Subsidiaries except (i) as may be required under Part 6 of Title I of ERISA (or similar state or local law) at the sole expense of the participant or the participant's beneficiary; (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code; or (iii) through the last day of the calendar month in which the participant terminates employment with the Company or any Subsidiary of the Company.

            (f) None of the assets of any Company Benefit Plan is stock of the Company, the Seller, or any of their respective affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

            (g) The Company has no employees outside of the United States.

            (h) No Company Benefit Plan or Company Employee Arrangement, or other contract or arrangement, provides for the payment by the Company or the Subsidiaries of any amount, either alone or in combination with any other amounts, for which the deduction by the Company would be disallowed under
Section 162(m) or 280G of the Code or otherwise.

      2.14 LABOR MATTERS.

            (a) The Company and the Subsidiaries are not parties to any labor or collective bargaining agreement, and no employees of the Company or any of the Subsidiaries are represented by any labor organization. There are no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Seller's and Company's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the last twelve months, to the Seller's and Company's knowledge, there have been no organizing activities involving the Company or any of the Subsidiaries in respect of any group of employees of the Company or any of the Subsidiaries.

            (b) There are no unfair labor practice charges, grievances or complaints pending or, to the Seller's and Company's knowledge, threatened in writing, by or on behalf of any employee or group of employees of the Company or any of the Subsidiaries which, if individually or collectively resolved against the Company or any of the Subsidiaries, would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

            (c) There are no complaints, charges or claims against the Company or any of the Subsidiaries pending or, to the Seller's and Company's knowledge, threatened to be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of the Subsidiaries which, if individually or collectively resolved against the Company or any of the Subsidiaries, would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole, and, to the knowledge of the Seller and Company, there are no facts or circumstances which could form a reasonable basis for any of the foregoing.

            (d) There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act"), in respect of the Company or any of the Subsidiaries within the six months prior to the Effective Time.

            (e) To the knowledge of Seller and the Company, all employees of the Company and the Subsidiaries possess all applicable passports, visas, permits and other authorizations required by all applicable immigration or similar Legal Requirements to be employed by and to perform services for and on behalf of the Company and the Subsidiaries, except where the failure to possess such passports, visas, permits or other authorizations would not, individually or in the aggregate, reasonably be expected to materially affect the conduct of business by the Company or the Subsidiaries. The Company and the Subsidiaries, and their employees, have complied in all material respects with all applicable immigration and similar Legal Requirements.

      2.15 ENVIRONMENTAL MATTERS.

            (a) For purposes of this Agreement:

                  (i) "Environmental Law" means all federal, state, local or foreign Legal Requirements, or other legal requirement regulating or prohibiting the Release of any Hazardous Material into the indoor or outdoor environment, or pertaining to the protection of natural resources or wildlife, the environment or public and employee health and safety or pollution or the exposure to a Hazardous Material;

                  (ii) "Hazardous Material" means any substance, material or waste which is regulated pursuant to any applicable Environmental Law as a "hazardous waste," "hazardous material," "hazardous substance," "contaminant," "toxic waste," "toxic substance," "source material," "special nuclear material," "byproduct material," "high-level radioactive waste," "low-level radioactive waste," "spent nuclear material," or "radio frequency" and includes petroleum, petroleum products and petroleum byproducts and waste; and

                  (iii) "Release" means any release, spill, emission, leaking, pumping, dumping, injections, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property currently or formerly owned, operated or leased by the applicable party or the Subsidiaries.

            (b) (i) The Company and each of the Subsidiaries have obtained and are in compliance with all Company Permits issuable and issued pursuant to any Environmental Law; (ii) as of the date hereof, there are no administrative, civil or criminal actions, suits, demands, notices, investigations, writs, injunctions, decrees, orders or judgments outstanding or, to the knowledge of the Seller and Company, threatened against the Company or any of the Subsidiaries based upon or arising out of any Environmental Law; (iii) neither the Company nor any of the Subsidiaries has caused, has received notice of, or has knowledge of any Release or threatened Release of a Hazardous Material on or from the assets owned or operated by the Company or any of the Subsidiaries;
(iv) neither the Seller, Company nor any of the Subsidiaries has any current liability in connection with any Release of a Hazardous Material; and (v) none of the operations of the Company or any of the Subsidiaries involves the treatment, storage, or disposal of a Hazardous Material on any property owned, leased or operated by the Company or any of the Subsidiaries.

      2.16 TAX MATTERS.

            (a) Each of the Seller and its subsidiaries, including the Company, the Subsidiaries and any individual, trust, corporation, partnership or any other entity as to which the Company is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations
Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations (the "Seller Group"), has timely filed (or has had timely filed) all material Tax Returns required to be filed by each of them (or on their behalf). All such Tax Returns are true, complete and correct in all material respects. Seller Group has paid all material Taxes due for the periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement. There are no liens on any of the assets of any member of the Seller Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the Seller Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established. The Company has previously delivered (or, in the case of foreign Tax Returns and audit reports, will deliver) to Purchaser copies of (i) all federal, state, foreign and other material income and franchise Tax Returns filed by each member of Seller Group relating to any taxable periods that remain subject to audit under applicable statutes of limitations; and (ii) any audit report issued within the last three years (or otherwise in respect of any audit or investigation in progress) relating to Taxes due from or in respect of the Seller Group.

            (b) The amount of the Company's liability for unpaid Taxes, as of the date of the financial statements contained in the most recent Seller SEC Report and the Company Financial Statements, did not, in the aggregate, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in such financial statements. Since the date of the financial statements in the most recent Company

Financial Statements, the Company has not incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice, except for any liability for Taxes which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

            (c) No material deficiencies for any Taxes have been proposed, asserted, or assessed (either in writing or verbally, formally or informally) or are expected to be proposed, asserted, or assessed against the Seller Group that have not been fully paid or adequately provided for in the appropriate financial statements of Seller Group, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney still in effect in respect of any Taxes has been executed or filed with any taxing authority. No member of the Seller Group has received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it. The Tax Returns of the Seller Group have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of the Seller Group. The Company and each member of the Seller Group have disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither the Company nor any other member of the Seller Group has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4T(b)(2) (determined without regard to whether such transaction is a "reportable transaction" under such regulation).

            (d) No material Encumbrances for Taxes exist in respect of any assets or properties of Seller Group, except for statutory Encumbrances for Taxes not yet due.

            (e) No member of Seller Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation, or similar agreement, arrangement, or practice in respect of Taxes (whether or not written) (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any taxing authority).

            (f) No member of the Seller Group is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. No member of the Seller Group is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and Purchaser is not required to withhold tax on the purchase of the stock of the Company by reason of Section 1445 of the Code. No member of the Seller Group is a "consenting corporation" under Section 341(f) of the Code. No member of the Seller Group has participated in an international boycott as defined in Section 999 of the Code. No member of the Seller Group has a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. No member of the Seller Group is a party to any joint venture, partnership or other agreement, contract or arrangement (either in writing or verbally, formally or informally) which could be treated as a partnership for federal income tax purposes. The Company is in compliance with the terms and conditions of any applicable Tax exemptions, Tax agreements or Tax orders of any government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

            (g) The Company has filed all reports and has created and/or retained all records required under Section 6038A of the Code with respect to its ownership by and transactions with related parties. Each related foreign person required to maintain records under Section 6038A with respect to transactions between the Company and the related foreign person has maintained such records. All documents that are required to be created and/or preserved by the related foreign person with respect to transactions with the Company are either maintained in the United States, or the Company is exempt from the record maintenance requirements of Section 6038A with respect to such transactions under Treasury Regulation Section 1.6038A-1. The Company is not a party to any record maintenance agreement with the Internal Revenue Service with respect to
Section 6038A. Each related foreign person that has engaged in transactions with the Company has authorized the Company to act as its limited agent solely for purposes of Sections 7602, 7603, and 7604 of the Code with respect to any request by the Internal Revenue Service to examine records or produce testimony related to any transaction with the Company, and each such authorization remains in full force and effect.

            (h) No member of Seller Group (i) has ever been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar or analogous group defined under a similar or analogous state, local or foreign Legal Requirements) other than an affiliated group the common parent of which is Seller, or (ii) has any liability under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or analogous or similar provision under state, local or foreign Legal Requirements), as a transferee or successor, by contract or otherwise for Taxes of any affiliated group of which Seller is not the common parent.

            (i) No member of Seller Group has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

            (j) There are no employment, severance, or termination agreements or other compensation arrangements currently in effect which may affect Seller Group which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible pursuant to Sections 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

            (k) Each member of Seller Group has complied in all material respects with all Legal Requirements applicable to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authority all material amounts required to be so withheld and paid over for all periods under all applicable Legal Requirements.

            (l) No federal, state, local, or foreign audits or other administrative proceedings or court proceedings are presently pending in respect of any Taxes or Tax Returns of any member of Seller Group and no such member has received notice (either in writing or verbally, formally or informally) of any pending audit or proceeding in respect of any Taxes or Tax Returns.

            (m) No member of Seller Group has agreed to or is required to make any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign Legal Requirements by reason of a change in accounting method or otherwise or has any knowledge that a taxing authority has proposed any such adjustment or change in Tax accounting method, or has any application pending with any taxing authority requesting permission for any changes in Tax accounting methods that relate to the business or operations of any of them.

            (n) No member of Seller Group has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the three years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

      2.17 INSURANCE. The Company has previously delivered to Purchaser an accurate and complete list of all insurance policies, self-insurance arrangements and fidelity bonds, currently in effect, that insure the businesses and assets of the Company and the Subsidiaries (collectively, the "Company Insurance Policies"). Each Company Insurance Policy is valid, binding, and in full force and effect. Neither the Company nor any Subsidiary is in breach of any Company Insurance Policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach, or permit termination, modification, or acceleration, of any Company Insurance Policy. Neither Seller nor the Company has received any notice of cancellation or non-renewal of any Company Insurance Policy. The consummation of the transactions contemplated hereby will not cause a breach, termination, modification, or acceleration of any Company Insurance Policy. There is no claim under any Insurance Policy that has been improperly filed or as to which any insurer has questioned, disputed or denied liability.

      2.18 MATERIAL COMPANY CONTRACTS.

            (a) Other than those Contracts listed in Schedule 2.19(a)-1 of the Company Disclosure Schedule, Schedule 2.18(a) of the Company Disclosure Schedule contains a list identifying the following Contracts (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of the Subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of the Subsidiaries is a party or by which any of its assets or properties is bound: (i) executory employment, executory severance, material product design or development, executory personal services, material consulting, executory non-competition or material indemnification contracts (including, any material contract to which the Company or any of the Subsidiaries is a party involving employees of the Company or any of the Subsidiaries), but excluding normal indemnification provisions under license or sale contracts; (ii) licensing, merchandising or distribution agreements involving the payment of more than $100,000 per year; (iii) contracts granting a right of first refusal or first negotiation involving in excess of $100,000; (iv) partnership or joint venture agreements; (v) any agreements for the acquisition, licensing, sale or lease of material assets or properties of the Company entered into since January 1, 2002 involving a payment in excess of $100,000; (vi) contracts or agreements with any Governmental Authority involving the payment of more than $50,000 per year; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of the Subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred, in each case involving in excess of $100,000; (viii) agreements that purport to limit, curtail or restrict the ability of the Company or any of the Subsidiaries to compete in any geographic area or line of business; (ix) supply agreements, in each case involving in excess of $100,000 per year; (x) agreements, written or oral, with any officers, directors, stockholders of the Company, Seller or any Subsidiary, or any member of the immediate family of any officer, director, or stockholder of any of them; and (xi) commitments and agreements to enter into any of the foregoing (collectively, the "Material Company Contracts"). The Company has heretofore made available to Purchaser true, correct, and complete copies of all such Material Company Contracts.

            (b) To the Seller's and Company's knowledge, each of the Material Company Contracts constitutes the valid and legally binding obligation of the Company or the Subsidiaries, enforceable in accordance with its terms, and is in full force and effect. There is no material default under any Material Company Contract either by the Company (or the Subsidiaries) or, to the Seller's and Company's knowledge, by any other party thereto, and no event has occurred that with the giving of notice, the lapse of time, or both would constitute a material default thereunder by the Company (or the Subsidiaries) or, to the Seller's and Company's knowledge, any other party. As of the date hereof, to the Seller's and Company's knowledge, no party has notified the Company in writing that it intends to terminate or fail to extend any contract between such person and the Company within one year of the date of this Agreement, except for any such termination or failure as would not have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

            (c) To the Seller's and Company's knowledge, no party to any such Material Company Contract has given notice to the Company of or made a claim against the Company in respect of any material breach or default thereunder by the Company or a Subsidiary.

            (d) No consent of any third party is required under any Material Company Contract as a result of or in connection with, and the enforceability of any Material Company Contract will not be affected in any manner by, the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

      2.19  INTELLECTUAL PROPERTY; FILM LIBRARY.

            (a) Schedule 2.19(a)-1 sets forth, on a title-by-title basis, a true, correct and complete list identifying (i) the films and programs which constitute the programming library of the Company and the Subsidiaries as it exists on the date hereof, specifying for each such film and program the number of episodes produced (collectively and individually as to each film or program, the "Company Film Library"), and (ii) each license and other Contract pursuant to which the Company and the Subsidiaries have acquired Intellectual Property Rights in each title (the "Film Licenses"). Schedule 2.19(a)-2 sets forth a true, correct and complete list of all copyright registrations, registration numbers and serial numbers by the issuing authority related to the Company Film Library. Schedule 2.19(a)-3 sets forth a true, correct and complete list of all trademarks, service marks, trade names, domain names and logos, and all registrations, registration numbers and serial numbers by the issuing authority thereof, included in the Company Film Library. Schedule 2.19(a)-4 sets forth a true, correct and complete list (the "Physical Properties Schedule") of each location at which the Physical Properties are held or stored and a general description of the nature or type of Physical Properties held or stored thereat and, at the Closing, Purchaser shall have exclusive ownership of such Physical Properties.

            (b) To the knowledge of the Seller and Company, the Company and the Subsidiaries own good and marketable title to (free and clear of all Encumbrances), hold fully valid, enforceable and exclusive licenses of, or are otherwise duly authorized to use substantially all rights in and under, (A) each item in the Company Film Library and (B) all other Intellectual Property used or otherwise exploited by each of them in connection with the operation of the businesses of the Company and the Subsidiaries as presently conducted and as presently proposed to be conducted, including, without limitation, the rights to use, duplicate, distribute, merchandise, create derivative works based upon, publicly perform, and publicly display each work in the Company Film Library, other than as limited by the underlying acquisition agreements and production agreements of the Company Film Library (collectively, the "Company Intellectual Property"). The Company has taken reasonable steps to protect its rights in each item of Company Intellectual Property. Each item of Company Intellectual Property is in compliance with applicable legal requirements relating to the registration or maintenance of such item (including payment of licensing, filing, examination and maintenance fees), other than any requirement that, if not satisfied, would not result in a revocation of or otherwise materially affect the enforceability of the item in question.

            (c) To the Seller's and Company's knowledge, each of the Film Licenses constitutes a valid and legally binding agreement, enforceable in accordance with its terms, and is in full force and effect. There is no material breach or default under any of the Film Licenses either by the Company (or the Subsidiaries) or, to the Seller's and Company's knowledge, by any other party thereto, and no event has occurred that with the giving of notice, the lapse of time, or both would constitute a material default thereunder by the Company (or the Subsidiaries) or, to the Seller's and Company's knowledge, any other party. As of the date hereof, to the Seller's and Company's knowledge, (i) no party has notified the Company in writing that it intends to terminate any Film License or not extend any Film License that is due to expire by its terms within one year of the date of this Agreement, and (ii) with respect to any Film License that is due to expire by its terms within 60 days of the date of this Agreement, each licensor of such Film License has notified the Company in writing that it will extend such Film License. None of the licensors under any Film Licenses has exercised any right to buy back any rights granted under any of the Film Licenses nor have any such rights reverted to any licensor nor has any such licensor purported to terminate or rescind any such rights. Except for the Film Licenses, there are no Persons that have, or are entitled to receive, any rights to participate in the development, production, distribution or financing of any portion of the Company Film Library.

            (d) The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) require the consent of any Governmental Authority or other third party in respect of any item of Company Intellectual Property; (ii) result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Company's or any of the Subsidiaries' rights to own any item of Company Intellectual Property or any musical compositions or sound recordings licensed from third parties and contained in the Company Intellectual Property.

            (e) Neither the Company nor any of the Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person, and the ownership, use or exploitation of the Company Film Library by any means in connection with the operation of the businesses of the Company and the Subsidiaries as presently conducted and as presently proposed to be conducted does not and will not interfere with, infringe upon, or misappropriate the rights of any other Person, including, without limitation, any rights relating to defamation, contract, trademark, unfair competition, copyright, trade secret, privacy or publicity. Neither the Company nor any of the Subsidiaries has received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation, including, without limitation, oppositions filed in respect to any trademark applications included in the Company Intellectual Property.

            (f) No third party has, to the Company's knowledge, interfered with, infringed upon, misappropriated or otherwise come into conflict with any item of Company Intellectual Property, except where such actions are not reasonably expected to have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

            (g) All advances, guarantees, guild payments, residuals and participations, laboratory payments, open purchase orders, costs and fees charged by agents and sub-agents, and other amounts or obligations owed, due, invoiced or payable prior to or as of the Closing by the Company or any Subsidiary or any of their predecessors-in-interest pursuant to or under any item of Company Intellectual Property or otherwise in respect of the Company Film Library have been, or at the Closing will have been, fully and accurately accounted for, and if due, paid and discharged, except where challenged by the Company in good faith by appropriate proceedings. The performance rights of all non-dramatic music contained in the Company Film Library (whether in connection with musical compositions or sound recordings) are: (i) controlled by a performing rights organization such as the American Society for Composers Authors and Publishers, Broadcast Music Inc., SESAC, Inc., PRS, and/or SOCAN;
(ii) available for license from the parties controlling such rights; (iii) in the public domain; or (iv) controlled by the Company or the Subsidiaries directly or through any licenses.

            (h) All of the artwork, packaging, publicity, promotional materials and advertising prepared or used by the Company or the Subsidiaries relating to the Company Film Library has been prepared in accordance with, and is in compliance in all material respects with, all of the requirements of the applicable Film Licenses and applicable law.

      2.20 OPINION OF COMPANY FINANCIAL ADVISOR. Jefferies & Company, Inc. (the "Company Financial Advisor") has delivered to the Board of Directors of Seller its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to Seller from a financial point of view, and as of the date of the Closing, such opinion has not been withdrawn or modified. Seller has provided to Purchaser a true and correct copy of (i) such opinion of the Company Financial Advisor and (ii) all outstanding engagement letters and other Contracts with the Company Financial Advisor. It is noted that Seller has retained the Company Financial Advisor and the Company Financial Advisor is solely providing services, and its opinion, to Seller for Seller's sole benefit and use. Accordingly, Purchaser and Merger Sub (and all other third parties) may not rely, in any respect, on any advise or opinion issued by the Company Financial Advisor in connection with the consummation of the transactions contemplated by this Agreement.

      2.21 BROKERS. Except for the Company Financial Advisor, no broker, finder, investment banker or other person is entitled to receive from Seller or any of its subsidiaries or Affiliates any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement.

      2.22 ACCREDITED INVESTOR; LEGEND. Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect. Seller understands that each certificate representing Merger Consideration will bear substantially the following legends:

            "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of (a) a registration statement in effect with respect to the securities under such Act, (b) an opinion of counsel satisfactory to the Company that such registration is not required, or (c) unless sold pursuant to Rule 144 or Rule 144A of such Act."

            "The right to sell or vote the shares represented by this certificate is subject to certain restrictions set forth in a Resale and Voting Agreement to which the corporation is a party, a copy of which is on file at the corporation's principal place of business."

      2.23  BOOKS AND RECORDS.

            (a) The books, records and accounts of the Company and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years; (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; and (iii) accurately and fairly reflect the basis for the financial statements pertaining to the Company and the Subsidiaries contained in the Seller SEC Reports and the Company Financial Statements.

            (b) The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP; and (B) to maintain accountability for assets.

            (c) Seller maintains a system of disclosure controls and procedures that comply with Rules 13a-14 and 13a-15 of the Exchange Act (as in effect on the date of this Agreement) and that are designed to ensure that information required to be disclosed by Seller in its reports or other documents filed with or furnished to the SEC is recorded, processed, summarized and reported within the time periods required by the SEC's rules and forms, including, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to the Company's senior management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions by Seller regarding required disclosure.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Except as specifically set forth in Schedule 3 (the "Purchaser Disclosure Schedule") attached to this Agreement (the parts of which are numbered to correspond to the individual Section numbers of this Article 3), Purchaser hereby represents and warrants to Seller as follows (where appropriate, the term "Purchaser" should be read to include Purchaser's predecessor entity, Genius Products, Inc., a Nevada corporation, which merged into Purchaser on March 3, 2005 in a transaction to change the domicile of Purchaser):

      3.1   ORGANIZATION AND QUALIFICATION.

            (a) The only direct or indirect subsidiaries of Purchaser is Sanuk Corporation, a Nevada corporation, which has no active operations and is immaterial to Purchaser. Purchaser does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other securities of any other entity or any other investment in any other entity.

            (b) Each of Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the applicable Legal Requirements of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            (c) Each of Purchaser and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

            (d) Each of Purchaser and Merger Sub has heretofore delivered to Seller accurate and complete copies of their respective articles or certificate of incorporation and bylaws, as currently in effect.

      3.2   CAPITALIZATION OF PURCHASER.

            (a) The authorized capital stock of Purchaser consists of: (i) 100,000,000 shares of common stock, par value $0.0001 per share ("Purchaser Common Stock"), of which 31,747,499 shares are issued and outstanding as of the date hereof ("Purchaser Issued Shares"); and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued or outstanding. All of the Purchaser Issued Shares are duly authorized, validly issued, fully paid and non-assessable and are free of preemptive rights.

            (b) The authorized capital stock of Merger Sub consists of: (i) 100 shares of Common Stock, par value $0.10 per share, of which 100 shares are issued and outstanding as of the date hereof (the "Merger Sub Shares"); and no shares of preferred stock. All of the Merger

Sub Shares are duly authorized, validly issued, fully paid and non-assessable and are free of preemptive rights.

            (c) Purchaser has reserved 7,500,000 shares of Common Stock for issuance to officers, directors, employees and consultants to its equity incentive plans, of which options to purchase 5,143,080 shares have been issued as of the date hereof. Purchaser has outstanding warrants to acquire an aggregate of 12,379,052 shares of Common Stock of Purchaser as of the date hereof.

            (d) Except as set forth in this Section 3.2, as of the date hereof, there are no issued or outstanding (i) shares of capital stock or other voting securities of Purchaser or Merger Sub; (ii) securities convertible into or exchangeable for shares of capital stock or voting securities of Purchaser or Merger Sub; (iii) options or other rights to acquire, or obligations of Purchaser to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of Purchaser or Merger Sub; (iv) equity equivalents, interests in the ownership or earnings of Purchaser or Merger Sub, or other similar rights (including stock appreciation rights); (v) outstanding obligations of Purchaser or Merger Sub to repurchase, redeem or otherwise acquire any securities of either of them. There are no stockholder agreements, voting trusts or other agreements or understandings to which Purchaser or Merger Sub is a party or to which either of them is bound relating to the voting of any shares of capital stock of Purchaser or Merger Sub.

      3.3   AUTHORITY RELATIVE TO THIS AGREEMENT.

            (a) Each of Purchaser and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and no other corporate proceedings on the part of either of Purchaser or Merger Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub and constitutes a valid, legal, and binding agreement of each of Purchaser and Merger Sub, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Legal Requirements affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (b) The Board of Directors of Purchaser (the "Purchaser Board"), by the requisite vote of those present, with no dissenting votes, has (i) duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, taken all corporate actions required to be taken by Purchaser Board for the consummation of the transactions contemplated hereby, including approval of the Merger in its capacity as stockholder of Merger Sub; and (ii) resolved that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are advisable and fair to, and in the best interests of, Purchaser and its stockholders.

            (c) The Board of Directors of Merger Sub (the "Merger Sub Board"), by the requisite vote of those present (who constituted 100% of the directors then in office), with no dissenting votes, has (i) duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, (ii) taken all corporate actions required to be taken by the Merger Sub Board for the consummation of the transactions contemplated hereby, including approval of the Merger, and (iii) resolved (A) that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are advisable and fair to, and in the best interests of, Merger Sub and its stockholder, the Purchaser, and (B) to recommend that the sole stockholder of Merger Sub adopt and approve this Agreement and the Merger.

            (d) The approval of this Agreement or the Merger by the shareholders of Purchaser is not required under any Legal Requirement applicable to Purchaser or under its articles of incorporation or bylaws.

      3.4   SEC REPORTS; FINANCIAL STATEMENTS.

            (a) Purchaser has previously delivered to Seller the preliminary, unaudited consolidated balance sheets ("Purchaser Balance Sheet"), and related statements of operations, changes in stockholders' equity, and cash flows (together with Purchaser Balance Sheet, the "Purchaser Financial Statements"), of Purchaser and its subsidiaries, as of and for the fiscal year ending December 31, 2004 (the "Purchaser Balance Sheet Date").

            (b) Since January 1, 2002, Purchaser has filed all forms, reports and documents with the SEC required to be filed by it under the Securities Act and the Exchange Act (collectively, the "Purchaser SEC Reports"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such Purchaser SEC Reports were filed. None of the Purchaser SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent amended prior to the date hereof by a subsequently filed Purchaser SEC Report. The consolidated financial statements of Purchaser included in the Purchaser SEC Reports (the "Purchaser Filed Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof.

            (c) Each of Purchaser Financial Statements and the Purchaser Filed Financial Statements (i) are true, accurate and complete in all respects; (ii) are consistent with the books and records of Purchaser; (iii) present fairly and accurately the financial condition of Purchaser as of the respective dates thereof and the results of operations, changes in stockholder's equity and cash flows of Purchaser for the periods covered thereby; and (iv) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered; provided, however, that the Purchaser Financial Statements may not contain all of the footnotes required by GAAP, and they may be subject to normal adjustments consistent with past practice which are not material individually or in the aggregate. All reserves established by Purchaser and set forth in Purchaser Financial Statements are adequate for the purposes for which they were established.

            (d) Since the Purchaser Balance Sheet Date, there has not been any change, or any application or request for any change, by Purchaser in accounting principles, methods or policies for financial accounting purposes, other than as a result of any changes under GAAP or other relevant accounting principles.

            (e) Purchaser is in compliance with the provisions of SOX applicable to it as of the date hereof.

      3.5 NO UNDISCLOSED LIABILITIES. There are no material liabilities of Purchaser of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which are required to be reflected in its financial statements (or in the notes thereto) in accordance with GAAP, other than: (a) liabilities disclosed, provided for or reserved against in the Purchaser Balance Sheet or in the notes thereto; (b) liabilities arising in the ordinary course of business after the Purchaser Balance Sheet Date or which arose in the ordinary course of business prior to the Purchaser Balance Sheet Date but were not required to be disclosed, provided for or reserved against in the Purchaser Balance Sheet; (c) liabilities disclosed in the Purchaser SEC Reports prior to the date hereof; and (d) liabilities arising under this Agreement.

      3.6 ABSENCE OF CHANGES. Except as contemplated by this Agreement or as disclosed in the Purchaser SEC Reports filed prior to the date hereof, since the Purchaser Balance Sheet Date, the Purchaser has conducted its business in the ordinary and usual course consistent with past practice and there has not been:

            (a) any event, occurrence or development which had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser taken as a whole;

            (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Purchaser or any subsidiary of the Purchaser (each a "Purchaser Subsidiary"), any split, combination or reclassification of any shares of capital stock of the Purchaser or any Purchaser Subsidiary, or any repurchase, redemption or other acquisition by the Purchaser or any Purchaser Subsidiary of any securities of the Purchaser or any Purchaser Subsidiary;

            (c) any amendment or change to the charter, certificate or articles of incorporation, operating agreement or bylaws (or other similar organizational or governing instrument) of the Purchaser or any Purchaser Subsidiary, or any amendment of any term of any outstanding security of the Purchaser or any Purchaser Subsidiary that would materially increase the obligations of the Purchaser or any Purchaser Subsidiary under such security;

            (d) (i) any incurrence or assumption by the Purchaser or any Purchaser Subsidiary of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder), except (A) in the ordinary and usual course of business consistent with past practice or (B) as permitted or required by this Agreement, or (ii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Purchaser or any Purchaser Subsidiary for the obligations of any other person (other than any wholly owned subsidiary of the Purchaser), other than in the ordinary and usual course of business consistent with past practice;

            (e) any creation or assumption by the Purchaser or any Purchaser Subsidiary of any Encumbrance on any material asset of the Purchaser or any Purchaser Subsidiary other than in the ordinary and usual course of business consistent with past practice;

            (f) any making of any loan, advance or capital contribution to or investment in any person by the Purchaser or any Purchaser Subsidiary, other than (i) as permitted or required by this Agreement, (ii) loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Purchaser, (iii) loans or advances to employees of the Purchaser or any Purchaser Subsidiary in the ordinary and usual course of business consistent with past practice, or (iv) extensions of credit to customers in the ordinary and usual course of business consistent with past practice;

            (g) any contract or agreement entered into by the Purchaser or any Purchaser Subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business, other than contracts or agreements in the ordinary and usual course of business consistent with past practice and those contemplated by this Agreement;

            (h) any modification, amendment, assignment, termination or relinquishment by the Purchaser or any Purchaser Subsidiary of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that is reasonably expected to have a Material Adverse Effect, after taking into account the benefit of the consideration, if any, received in exchange for agreeing to such modification, amendment, assignment, termination or relinquishment, on the Purchaser and the Purchaser Subsidiaries taken as a whole;

            (i) any material change in any method of accounting or accounting principles or practice by the Purchaser or any Purchaser Subsidiary, except for any such change required by reason of a change in GAAP, which change has been consistently applied;

            (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Purchaser or any Purchaser Subsidiary, (ii) entering into of any employment, deferred compensation, severance, consulting, termination or other similar agreement (or any change or amendment to any such existing agreement) with any director, officer, employee, agent or other similar representative of the Purchaser or any Purchaser Subsidiary (collectively, "Purchaser Employment Agreements") whose annual cash compensation exceeds $100,000, other than changes or amendments that (A) do not and will not result in increases, in the aggregate, of more than five percent in the salary, wages or other compensation of any such person and (B) are otherwise consistent with clause (iv) below, (iii) increase in benefits payable under any existing severance or termination pay policies or Purchaser Employment Agreements, or
(iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Purchaser or any Purchaser Subsidiary other than, in the case of clauses (ii) and (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to directors, officers or employees of the Purchaser or any Purchaser Subsidiary in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices; or

            (k) any (i) making or revoking of any material election relating to Taxes; (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; or (iii) change to any material methods of reporting income or deductions for federal income Tax purposes.

      3.7 GOVERNMENTAL APPROVALS. Except for the filing and acceptance for record of the Articles of Merger as required by the NRS, and such other filings, permits, consents and approvals which, if not obtained or made, are not reasonably expected to have a Material Adverse Effect on Purchaser, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

      3.8 CONSENTS AND DEFAULTS. Purchaser is not in violation of any term of its articles or certificate of incorporation or bylaws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any violation of or conflict with, constitute a default under (with or without due notice or lapse of time or both), require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation (including any termination rights) under, (A) the articles of incorporation or bylaws of Purchaser, (B) any material agreement, material note, material bond, material mortgage, material indenture, material contract, material lease, material permit or other material obligation or material right to which Purchaser is a party or by which any of its assets or properties is bound, or (C) subject to Section 3.7, any applicable domestic or foreign Legal Requirements, except in the case of clause (B) and (C) where any of the foregoing is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser; or (ii) result in the creation of (or impose any obligation on Purchaser to create) any Encumbrance upon any of the material assets or properties of Purchaser pursuant to any such term.

      3.9 LITIGATION. There is no suit, claim, action, proceeding or, to Purchaser's knowledge, investigation, pending or, to Purchaser's knowledge, threatened against Purchaser. Purchaser is not subject to any outstanding order, writ, injunction or decree which is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. To Purchaser's knowledge, there is no action, suit, proceeding or investigation pending or threatened against any current or former officer, director, employee or agent of Purchaser (in his or her capacity as such) which is reasonably expected to give rise to a claim for contribution or indemnification against Purchaser.

      3.10 COMPLIANCE WITH APPLICABLE LAW; PERMITS. Purchaser holds all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business ("Purchaser Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which are not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. Purchaser is in compliance with the terms of Purchaser Permits, except where the failure to comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. The businesses and operations of Purchaser complies in all respects with all Legal Requirements applicable to Purchaser, except where the failure to so comply is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

      3.11  TAX MATTERS.

            (a) Each of the Purchaser, its subsidiaries and any individual, trust, corporation, partnership or any other entity as to which the Purchaser is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations (the "Purchaser Group") has timely filed (or has had timely filed) all material Tax Returns required to be filed by each of them (or on their behalf). All such Tax Returns are true, complete and correct in all material respects. Purchaser Group has paid all material Taxes due for the periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement. There are no liens on any of the assets of any member of the Purchaser Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the Purchaser Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

            (b) The most recent Purchaser SEC Report and the Purchaser Financial Statements reflect adequate reserves for all Taxes payable by Purchaser Group for all Taxable periods and portions thereof through the dates thereof.

            (c) No material deficiencies for any Taxes have been proposed, asserted, or assessed (either in writing or verbally, formally or informally) or are expected to be proposed, asserted, or assessed against the Purchaser Group that have not been fully paid or adequately provided for in the appropriate financial statements of Purchaser Group, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney still in effect in respect of any Taxes has been executed or filed with any taxing authority. No member of the Purchaser Group has received notice (either in writing or verbally, formally or informally) or expects to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it. The Tax Returns of the Purchaser Group have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). No waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of the Purchaser Group. Each member of the Purchaser Group has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. No member of the Purchaser Group has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4T(b)(2) (determined without regard to whether such transaction is a "reportable transaction" under such regulation).

            (d) No member of the Purchaser Group is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. No member of the Purchaser Group is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the

Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and Purchaser is not required to withhold tax on the purchase of the stock of the Company by reason of Section 1445 of the Code. No member of the Purchaser Group is a "consenting corporation" under Section 341(f) of the Code. No member of the Purchaser Group has participated in an international boycott as defined in Section 999 of the Code. No member of the Purchaser Group has a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. No member of the Purchaser Group is a party to any joint venture, partnership or other agreement, contract or arrangement (either in writing or verbally, formally or informally) which could be treated as a partnership for federal income tax purposes.

            (e) No member of Purchaser Group has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

            (f) There are no employment, severance, or termination agreements or other compensation arrangements currently in effect which may affect Purchaser Group which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that individually or collectively (either alone or upon the occurrence of any additional or subsequent event), could give rise to a payment which is nondeductible pursuant to Sections 162(m) or 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

            (g) Each member of Purchaser Group has complied in all material respects with all Legal Requirements applicable to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authority all material amounts required to be so withheld and paid over for all periods under all applicable Legal Requirements.

            (h) No federal, state, local, or foreign audits or other administrative proceedings or court proceedings are presently pending in respect of any Taxes or Tax Returns of any member of Purchaser Group and no such member has received notice (either in writing or verbally, formally or informally) of any pending audit or proceeding in respect of any Taxes or Tax Returns.

            (i) It is the present intention of Purchaser to continue at least one significant historic business line of Company, or to use a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1 (d) promulgated under the Code.

      3.12  INTELLECTUAL PROPERTY.

            (a) Purchaser owns good and marketable title to (free and clear of all Encumbrances), holds fully valid, enforceable and exclusive licenses of, or is otherwise duly authorized to use substantially all rights in and under, all Intellectual Property used or otherwise exploited by it in connection with the operation of the businesses of Purchaser as presently conducted and as presently proposed to be conducted (the "Purchaser Intellectual Property"), other than as limited by the underlying acquisition agreements and production agreements of Purchaser Film Library or where the failure to hold such rights would not reasonably be expected to have a Material Adverse Effect on Purchaser.

            (b) Purchaser has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person where the action would reasonably be expected to have a Material Adverse Effect on Purchaser.

      3.13 BROKERS. Except for Cappello Capital Corp., no broker, finder, investment banker or other person is entitled to receive from Purchaser or any of its subsidiaries or Affiliates any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement.

      3.14  MATERIAL COMPANY CONTRACTS.

            (a) Schedule 3.14(a) of the Purchaser Disclosure Schedule contains a list identifying certain Contracts (the "Purchaser Contracts"). The Purchaser has heretofore made available to the Seller true, correct, and complete copies of all such Purchaser Contracts. To the Purchaser's knowledge, each of the Purchaser Contracts constitutes the valid and legally binding obligation of the Purchaser or the Purchaser Subsidiaries, enforceable in accordance with its terms, and is in full force and effect. There is no material default under any Purchaser Contract either by the Purchaser (or the Purchaser Subsidiaries) or, to the Purchaser's knowledge, by any other party thereto, and no event has occurred that with the giving of notice, the lapse of time, or both would constitute a material default thereunder by the Purchaser (or the Purchaser Subsidiaries) or, to the Purchaser's knowledge, any other party. As of the date hereof, to the Purchaser's knowledge, no party has notified the Purchaser in writing that it intends to terminate or fail to extend any Purchaser Contract within one year of the date of this Agreement. To Purchaser's knowledge, no party to any Purchaser Contract has given notice to the Purchaser or any Purchaser Subsidiary of or made a claim against the Purchaser or any Purchaser Subsidiary in respect of any material breach or default thereunder by the Purchaser or a Purchaser Subsidiary.

            (b) No consent of any third party is required under any Purchaser Contract as a result of or in connection with, and the enforceability of any Purchaser Contract will not be affected in any manner by, the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE 4. PRE-CLOSING COVENANTS

      4.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Each of Seller and the Company covenant and agree that, between the date of this Agreement and the Effective Time, (i) unless Purchaser shall otherwise agree in writing, (ii) except as specifically permitted or required by this Agreement and
(iii) except for such changes in or transfers of assets or liabilities as may be necessary so that the representations and warranties contained in Section 2.1 are accurate as of the Closing, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. Each of Seller and the

Company shall use their respective best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries, and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any of the Subsidiaries has significant business relations. Seller shall cause the Company and the Subsidiaries to comply with the Company's obligations under this Section 4.1. By way of amplification and not limitation, except as expressly contemplated by this Agreement, neither the Company nor any of the Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Purchaser:

            (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

            (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of any class of capital stock of the Company or any of the Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company or any of the Subsidiaries; or (ii) any material assets of the Company or any of the Subsidiaries, except in the ordinary course of business and in a manner consistent with past practice;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

            (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (e) (i) acquire (including, without limitation, by merger, share exchange, consolidation, or acquisition of stock or assets or any other business combination) any other Entity or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice, but in no event for more than $10,000 in each instance or $100,000 in the aggregate; (iii) authorize, or make any commitment with respect to any single capital expenditure which is, individually, in excess of $10,000, or in the aggregate in excess of $100,000; or (iv) make or direct to be made any capital investments or equity investments in any entity, other than investments in any of its wholly-owned Subsidiaries, in excess of $10,000 for a single transaction and $100,000 in the aggregate;

            (f) except for changes expressly required or contemplated in this Agreement, increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any of the Subsidiaries who are not directors or officers of the Company; or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of any of the Subsidiaries; or establish, adopt, enter into or amend any employee benefit, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

            (g) hire any new employee other than in the ordinary course of business or terminate any officer or key employee;

            (h) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

            (i) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (j) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

            (k) amend, modify or consent to the termination of any Material Company Contract or Film License, or amend, waive, modify or consent to the termination of the rights of the Company or any of the Subsidiaries thereunder, other than in the ordinary course of business and consistent with past practice;

            (l) commence or settle any Legal Proceeding;

            (m) knowingly take, or allow to be taken, or fail to take any action which act or omission would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

            (n) fail to maintain its property and assets in customary repair, order and condition, reasonable wear and use excepted;

            (o) fail to maintain its books account and records in the usual, regular and ordinary manner, in accordance with GAAP applied on a consistent basis;

            (p) fail to comply in all material respects with applicable Legal Requirements;

            (q) engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect any of the transactions contemplated hereunder;

            (r) take any action that would, or would reasonably be expected to, result in any of the representations and warranties of the Company set forth in this Agreement to be untrue or any condition to the Merger set forth in Article 7 to not be satisfied; or

            (s) announce an intention, enter into any formal or informal agreement or arrangement, or otherwise make a commitment to do any of the foregoing.

      4.2 CONDUCT OF BUSINESS BY PURCHASER PENDING THE MERGER. Purchaser covenants and agrees that, between the date of this Agreement and the Effective Time, unless Seller shall otherwise agree in writing and except as specifically permitted or required by this Agreement, the business of Purchaser shall be conducted only in, and Purchaser shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. Purchaser shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Seller:

            (a) amend or otherwise change its or Merger Sub's articles or certificate of incorporation or bylaws or equivalent organizational documents;

            (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of any class of capital stock of Purchaser or Merger Sub or any options (except pursuant to Board-approved employee benefit plans in existence on the date hereof), warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of Purchaser or Merger Sub; or (ii) any material assets of Purchaser, except in the ordinary course of business and in a manner consistent with past practice;

            (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or Merger Sub's capital stock;

            (d) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its or Merger Sub's capital stock;

            (e) except for changes expressly required or contemplated in this Agreement, increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Purchaser or any Purchaser Subsidiary who are not directors or officers of the Purchaser, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Purchaser or of any Purchaser Subsidiary, or establish, adopt, enter into or amend any employee benefit, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination , severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

            (f) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

            (g) knowingly take, or allow to be taken, or fail to take any action which act or omission would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

            (h) fail to maintain its books account and records in the usual, regular and ordinary manner, in accordance with GAAP applied on a consistent basis;

            (i) fail to comply in all material respects with applicable Legal Requirements where the failure to so comply would be reasonably likely to have a Material Adverse Effect on Purchaser;

            (j) engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect any of the transactions contemplated hereunder;

            (k) take any action that would, or would reasonably be expected to, result in any of the representations and warranties of the Purchaser and Merger Sub set forth in this Agreement to be untrue or any condition to the Merger set forth in Article 7 to not be satisfied; or

            (l) announce an intention, enter into any formal or informal agreement or arrangement, or otherwise make a commitment to do any of the foregoing.

      4.3 INTERCOMPANY ACCOUNTS AND CONTRACTS; UPSTREAM GUARANTIES. On or prior to the Closing Date and except as otherwise provided in this Agreement, Seller shall (i) pay or cause to be paid to the Company and the Subsidiaries all amounts owing by Seller or its Affiliates to each of them, if any; and (ii) terminate or cause to be terminated all Contracts between Seller or its Affiliates, on the one hand, and the Company or any of the Subsidiaries, on the other hand, and (iii) cancel or cause to be cancelled all guaranties and security interests given by the Company or any Subsidiary on behalf of Seller or any of its Affiliates, in each case except as otherwise requested by Purchaser. Seller has furnished to Purchaser prior to the date hereof the details of all such arrangements and copies of Contracts relating thereto, if any.

      4.4 NO SOLICITATION. Until the earlier of (a) the Closing and (b) the termination of this Agreement pursuant to its terms, Seller shall not, and Seller shall cause its Representatives not to, directly or indirectly, (i) initiate, solicit or encourage (including by way of furnishing information regarding the Company or any of its assets) any inquiries, or make any statements to third parties which may reasonably be expected to lead to any proposal concerning the sale of the Company or any of its assets (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (a "Competing Transaction"); or (ii) except as may otherwise be required under applicable law, hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a proposed Competing Transaction or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing. If at any time prior to the earlier of (x) the Closing and (y) the termination of this Agreement pursuant to its terms, Seller is approached in any manner by a third party concerning a Competing Transaction (a "Competing Party"), Seller shall promptly inform Purchaser regarding such contact and furnish Purchaser with a copy of any inquiry or proposal, or, if not in writing, a description thereof, including the name of such Competing Party, and Seller shall keep Purchaser informed of the status and details of any future notices, requests, correspondence or communications related thereto.

      4.5 CERTAIN NOTIFICATIONS. From the date of this Agreement until the Closing, each of Seller and the Company on the one hand, and Purchaser on the other hand, shall promptly notify the other party in writing regarding any:

            (a) action taken by any of them not in the ordinary course of business and any circumstance or event that could reasonably be expected to have a Material Adverse Effect on either of them, the Company or Merger Sub;

            (b) fact, circumstance, event, or action by any of them or any of their respective Affiliates, including the Company and Merger Sub, (i) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (ii) the existence, occurrence, or taking of which would result in any of their respective representations and warranties contained in this Agreement not being true and correct when made or at Closing;

            (c) breach of any of their, the Company's or Merger Sub's respective covenants or obligations hereunder; or

            (d) circumstance or event which will result in, or could reasonably be expected to result in, the failure of any of them to timely satisfy any closing conditions specified in Article 7 of this Agreement.

      4.6 UPDATING THE DISCLOSURE SCHEDULES. If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.5 would require a change to the Seller Disclosure Schedule or Purchaser Disclosure
Schedule if such Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Seller or Purchaser, as appropriate, shall promptly deliver to the other party an update to its Disclosure Schedule specifying such change and shall use its best efforts to remedy same, as applicable; provided, however, that no such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by any party in this Agreement or (ii) determining whether any of the conditions set forth in Article 7 have been satisfied.

      4.7 ACCESS TO INFORMATION. From the date of this Agreement until the Closing, each of Seller and the Company on the one hand, and Purchaser on the other hand, shall (i) permit the other party and its Representatives to have free and complete access at all reasonable times, and in a manner so as not to interfere with their normal business operations, to all premises, properties, personnel, Persons having business relationships with any of them or their respective subsidiaries (including suppliers, licensees, customers and distributors), books, records (including Tax records), contracts, and documents of or pertaining to any of them; (ii) furnish the other party with all financial, operating and other data and information related to their respective businesses (including copies thereof), as the other party may reasonably request; and

(iii) otherwise cooperate and assist, to the extent reasonably requested, with their investigation of the other party. No information or knowledge obtained in any investigation pursuant to this Section 4.6 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      4.8 BEST EFFORTS. From the date of this Agreement until the Closing, each of Seller and Purchaser shall use their respective best efforts to cause to be fulfilled and satisfied all of the other party's conditions to Closing set forth in Article 7.

      4.9 CONSENTS. As promptly as possible after the date of this Agreement, Purchaser, Seller, the Company and the Subsidiaries shall use their respective best efforts to obtain all Consents (as defined in Section 2.9) and make and deliver all filings and notices required under any Material Company Contract or Film Licenses as a result of this Agreement and the transactions contemplated hereby. Purchaser shall not be required to agree to any material changes in, or the imposition of any material condition to the transfer to the Surviving Corporation of, any Material Company Contract, Film License or Governmental Approval as a condition to obtaining any Consent.

ARTICLE 5. POST-CLOSING COVENANTS

      5.1 RESALE AND VOTING OF PURCHASER COMMON STOCK. Seller agrees that, from and after the Closing Date, it and its Affiliates will only sell, transfer, loan, hypothecate or vote the shares of Purchaser Common Stock constituting the Merger Consideration in accordance with the terms of the Resale and Voting Agreement attached hereto as Exhibit C.

      5.2   COMPANY INTELLECTUAL PROPERTY.

            (a) Seller agrees that, from and after the Closing Date, it shall not, and it shall cause its Representatives not to, use any of the Company Intellectual Property. If Seller or any assignee of Seller owns or has any right or interest in any Company Intellectual Property that cannot be, or for any reason is not, owned exclusively by the Surviving Corporation or its subsidiaries at the Closing, Seller shall grant or cause to be granted to the Surviving Corporation, at the Closing, a worldwide, royalty-free, fully paid up, perpetual, irrevocable, transferable, sublicensable, and exclusive license to Exercise All Rights in and to such Company Intellectual Property.

            (b) If Purchaser or the Surviving Corporation is unable to enforce rights in Company Intellectual Property against a third party as a result of any Legal Requirement that prohibits enforcement of such rights by a transferee of such rights, Seller agrees to assign to Purchaser such rights as may be required by Purchaser or the Surviving Corporation to enforce its Intellectual Property Rights in its own name. If such assignment still does not permit Purchaser to enforce such rights in Company Intellectual Property against the third party, Seller agrees to initiate proceedings against such third party in Seller's name; provided, however, that Purchaser shall be entitled to participate in such proceedings and Purchaser shall be responsible for the all costs and expenses of such proceedings.

      5.3 COOPERATION. After the Closing, Seller shall (a) cooperate with Purchaser in its efforts to continue and maintain for the benefit of Purchaser those business relationships of Seller existing prior to the Closing and relating to the business of the Company or Subsidiaries; (b) refer to Purchaser all inquiries relating to such business; and (c) promptly deliver to Purchaser (i) any mail, packages and other communications addressed to Seller relating to the Surviving Corporation or its subsidiaries and (ii) any cash or other property that Seller receives and that properly belongs to the Surviving Corporation or its subsidiaries, including any insurance proceeds, payments with respect to receivables, and interest payable thereon. Neither Seller nor any of its officers, employees, agents or stockholders shall take any action that would tend to diminish the value of the Surviving Corporation or its subsidiaries after the Closing or that would interfere with the business of Purchaser to be engaged in after the Closing, including disparaging the name or business of Purchaser or the Surviving Corporation or its subsidiaries.

      5.4 LIMITED POWER OF ATTORNEY. Effective upon the Closing, Seller hereby irrevocably appoints Purchaser and its successors, agents and assigns as its true and lawful attorney, in its name, place and stead, with power of substitution, to take any action and to execute any instrument which Purchaser may deem necessary or advisable to fulfill Seller's obligations or rights under, or to accomplish the purposes of, this Agreement, including, (i) to demand and receive any and all assets or rights that rightfully belong to the Surviving Corporation or its subsidiaries and to make endorsements and give receipts and releases for and in respect of the same; (ii) to institute, prosecute, defend, compromise and/or settle any and all Legal Proceedings with respect to the Surviving Corporation or its subsidiaries; (iii) to make any filings required to transfer any Company Intellectual Property; (iv) to receive and open all mail, packages and other communications addressed to Seller and relating to the Surviving Corporation or its subsidiaries; and (v) in the name of Seller or otherwise, collect all receivables of the Surviving Corporation or its subsidiaries for its own account. The foregoing power of attorney is a special power of attorney coupled with an interest and is irrevocable.

      5.5 NONDISCLOSURE. After the Closing Date, except as may be required for tax purposes, filings or reports with the SEC or The Nasdaq Stock Market, Inc., or other regulatory purposes, neither Seller nor any of its successors and assigns shall (a) retain any document, databases or other media embodying any confidential or proprietary information of the Surviving Corporation or its subsidiaries, or use, publish or disclose to any third person any such confidential or proprietary know-how; provided, however, that Seller shall be entitled to retain copies of any of the foregoing to the extent necessary in connection with prosecuting or defending any Legal Proceeding in which Seller is a party or (b) use, publish or disclose any information concerning Purchaser, the Surviving Corporation or its subsidiaries. In the event of any termination of this Agreement, (i) Seller shall treat as confidential and proprietary and shall not disclose or use, directly or indirectly, in any manner whatsoever, or permit others under its control to disclose or to use, any information concerning Purchaser or its business or products obtained pursuant to or in connection with this Agreement, unless such information is or becomes a matter of public knowledge through no fault of Seller or can be shown to have been in the possession of Seller prior to disclosure by Purchaser; and (ii) Seller shall promptly return to Purchaser upon written request all written information and documents received from any other party, its affiliates, accountants or counsel, in connection with this Agreement, including all copies thereof. Purchaser acknowledges that there is not an adequate remedy at law for the breach of this
Section 5.5 and that, in addition to any other remedies available, injunctive relief may be granted for any such breach. The provisions of this Section 5.5 shall survive any termination of this Agreement.

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

      5.6 POST-CLOSING EMPLOYEE BENEFITS. After the Closing, and continuing for a period of at least 12 months, Seller shall, if requested by Purchaser and permitted under applicable law or otherwise, arrange for each employee of the Surviving Corporation or its subsidiaries to continue to receive benefits under Seller's benefit plans upon reimbursement by Purchaser of Seller's actual costs of continuing to provide such benefits.

      5.7 COMPLIANCE WITH LEGAL REQUIREMENTS AND OTHER OBLIGATIONS. Prior to the Closing, at its sole cost and expense, Seller shall take all actions necessary to comply with all appropriate Legal Requirements in connection with Seller's employment of its employees, including any Legal Requirements under the WARN Act. Seller shall be solely responsible, before and after the Closing, for the payment of any amounts required to be paid under any Legal Requirement, including the WARN Act and any similar state laws, as a result of the transfer of any employee to the Surviving Corporation or its Subsidiaries in connection with this Agreement.

      5.8 NO BENEFIT TO SELLER EMPLOYEES INTENDED. This Article 5 is not intended to, and does not, create any rights or obligations to or for the benefit of anyone other than Purchaser and Seller.

      5.9 SATISFACTION OF CERTAIN PERMITTED ENCUMBRANCES. Immediately following consummation of the Merger, Purchaser shall cause (a) that portion of the Permitted Encumbrances owing to Atlantic Bank of New York ("Atlantic Bank") to be satisfied in full and (b) cause the stock certificates evidencing the Company's ownership of Wellspring to be delivered to the pledgees in accordance with the terms of the Wellspring Stock Pledge Agreement.

ARTICLE 6. TAX COVENANTS AND INDEMNIFICATION

      6.1 PREPARATION OF RETURNS AND PAYMENT OF TAXES. Seller and the Company shall prepare and timely file all Tax Returns and amendments thereto required to be filed by them and the Seller Group on or before the Closing Date. Purchaser shall have a reasonable opportunity to review prior to filing all Tax Returns and amendments thereto. Seller, the Company and each member of the Seller Group shall pay and discharge all Taxes, assessments and governmental charges upon or against it or any of its properties or assets due for periods ending on or prior to the Closing Date, and all liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (i) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any material adverse effect upon the condition (financial or otherwise) or operations of the Company or any member of the Seller Group; and (ii) the Company shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) in the amount of the demanded principal imposition (together with interest and penalties relating thereto, if any).

      6.2 ACCESS TO RECORDS PRE-CLOSING. Between the date of this Agreement and the Closing Date, Seller and the Company shall give Purchaser and its authorized representatives full access to all properties, books, records and Tax Returns of or relating to the Company, whether in possession of the Company, Seller or third-party professional advisors or representatives

(except accountant's work papers) in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company. Seller and the Company shall ensure that all third-party advisors and representatives of Seller and the Company, including without limitation accountants and attorneys, fully cooperate and be available to Purchaser in connection with such investigation.

      6.3 TAX SHARING AGREEMENTS. Seller and the Company shall, as of the Closing Date, terminate all tax allocation agreements or tax sharing agreements with respect to the Company and shall ensure that such agreements are of no further force or effect as to the Company on and after the Closing Date and there shall be no further liability of the Company under any such agreement.

      6.4 ACCESS TO RECORDS FOLLOWING CLOSING. Purchaser and Seller agree that so long as any books, records and files retained by Seller relating to the business of the Company, or the books, records and files delivered to the control of Purchaser pursuant to this Agreement to the extent they relate to the operations of the Company prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. Purchaser and Seller shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first offering in writing to deliver them to the other.

      6.5   SELLER'S INDEMNIFICATION.

            (a) From and after the Closing Date, Seller shall protect, defend, indemnify and hold harmless Purchaser and the Company from any and all Taxes which are imposed on the Company in respect of its income, business, property or operations or for which the Company may otherwise be liable (i) for any taxable period ending prior to the Closing Date, (ii) resulting by reason of the several liability of the Company pursuant to Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of the Company having been a member of any consolidated, combined or unitary group on or prior to the Closing Date, (iii) resulting from the Company ceasing to be a member of the affiliated group (within the meaning of Section 1504(a) of the Code) that includes Seller, (iv) in respect of any period ending after the Closing Date, attributable to events, transactions, sales, deposits, services or rentals occurring, received or performed in a period ending prior to the Closing Date, (v) in respect of any period ending after the Closing Date, attributable to any change in accounting method employed by the Company during any of its four previous taxable years, (vi) in respect of any period ending after the Closing Date, attributable to any items of income or gain of a partnership reporting the Company as a partner, to the extent such items are properly attributable to periods of the partnership ending on or before the Closing Date,
(vii) attributable to any discharge of indebtedness that may result from any capital contributions by Seller (or an affiliate of Seller) to the Company of any intercompany indebtedness owed by the Company to Seller (or an affiliate of Seller), (viii) resulting from the making of the Code Section 338 election (or analogous provision of state, local or territorial law), and (ix) resulting from the breach of Seller's covenants set forth in Article 6; provided, however, that Seller's liability under the foregoing provisions of this paragraph shall be reduced as to any item to the extent that such item was specifically and fully reserved for on the consolidated balance sheet of Seller as of the most recent SEC filings.

            (b) Purchaser will, as to any Taxes in respect of which Seller has agreed to indemnify Purchaser or the Company, promptly inform Seller of, and permit the participation of Seller in, any investigation, audit or other proceeding by or with the Internal Revenue Service or any other taxing authority empowered to administer or enforce such a tax and will not consent to the settlement or final determination in such proceeding without the prior written consent of Seller (which consent will not be unreasonably withheld).

            (c) All payments pursuant to this Section 6.5 will be, and will be treated as, adjustments to the Merger Consideration.

      6.6   PURCHASER'S INDEMNIFICATION.

            (a) From and after the Closing Date, Purchaser shall protect, defend, indemnify and hold harmless Seller from any and all Taxes which are imposed on the Company in respect of its income, business, property or operations or for which the Company may otherwise be liable (i) for any taxable period ending after the Closing Date, (ii) resulting by reason of the several liability of the Company pursuant to Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of the Company having been a member of any consolidated, combined or unitary group after to the Closing Date, (iii) in respect of any period ending after the Closing Date, attributable to any items of income or gain of a partnership reporting the Company as a partner, to the extent such items are properly attributable to periods of the partnership ending after the Closing Date, and
(iv) resulting from the breach of Purchaser's covenants set forth in Article 6.

            (b) Seller will, as to any Taxes in respect of which Purchaser has agreed to indemnify Seller, promptly inform Purchaser of, and permit the participation of Purchaser in, any investigation, audit or other proceeding by or with the Internal Revenue Service or any other taxing authority empowered to administer or enforce such a tax and will not consent to the settlement or final determination in such proceeding without the prior written consent of Purchaser (which consent will not be unreasonably withheld).

            (c) All payments pursuant to this Section 6.6 will be, and will be treated as, adjustments to the Merger Consideration.

ARTICLE 7. CONDITIONS TO CLOSING

      7.1 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE. The obligations of Purchaser to consummate the Merger shall be subject to the satisfaction, on or prior to the Closing, of each of the following conditions, any of which may be waived by Purchaser in writing:

            (a) Representations, Warranties and Covenants. (i) All of the representations and warranties of Seller and the Company in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (or, to the extent such representations and warranties speak only as of an earlier date, they shall be true and correct as of such earlier date); (ii) Seller and the Company shall have performed all covenants and obligations in this Agreement required to be performed by each of them as of the Closing Date; and (iii) Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of Seller by its Chief Executive Officer and Chief Financial Officer to that effect.

            (b) Key Consents. Seller shall have delivered to Purchaser all executed Consents specified in Schedule 7.1(b) of the Seller Disclosure Schedule.

            (c) No Legal Proceedings. Since the date of this Agreement, no Legal Proceeding shall have been commenced or threatened against Purchaser or any Representative of Purchaser that have not been dismissed or withdrawn (a) involving any challenge to, or seeking damages or other relief in connection with, the Merger; or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the Merger.

            (d) Opinion of Counsel. Purchaser shall have received an Opinion of Seller's counsel, in form and substance reasonably acceptable to Purchaser, covering the matters contained in Exhibit 7.1(d).

            (e) Other Agreements. Seller shall have executed and delivered to Purchaser (i) the Registration Rights Agreement in the form attached hereto as Exhibit B; (ii) the Resale and Voting Agreement in the form attached hereto as Exhibit C; (iii) the Escrow Agreement in the form attached hereto as Exhibit E;
(iv) the Assumption Agreement in the form attached hereto as Exhibit F; and (v) the Assignment Agreement in the form attached hereto as Exhibit G.

            (f) No Material Adverse Effect. Since the date of this Agreement, there shall have occurred any events or changes (other than those contemplated under this Agreement) which have had, individually or in the aggregate, a Material Adverse Effect on the Company and the Subsidiaries taken as a whole.

      7.2 CONDITIONS TO SELLER'S OBLIGATION TO CLOSE. The obligations of Seller to consummate the Merger shall be subject to the satisfaction, on or prior to the Closing, of each of the following conditions, any of which may be waived by Seller in writing:

            (a) Representations, Warranties and Covenants. (i) All of the representations and warranties of Purchaser in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (or, to the extent such representations and warranties speak as of an earlier date, they shall be true and correct as of such earlier date); (ii) Purchaser shall have performed all covenants and obligations in this Agreement required to be performed by it as of the Closing Date; and (iii) Seller shall have received a certificate, dated the Closing Date, signed on behalf of Purchaser by its Chief Executive Officer and Chief Financial Officer to that effect.

            (b) Appointment of Board Member. Purchaser shall have taken the necessary actions so that, effective immediately following the consummation of the Merger, Purchaser's Board of Directors shall have appointed one individual named by Seller, who shall be Stephen K. Bannon unless he is unable to serve, to Purchaser's Board of Directors to serve until the next annual meeting of shareholders of Purchaser. Further, Mr. Bannon shall be elected as co-chairman of the Board of Directors of Purchaser, effective immediately following the consummation of the Merger.

            (c) No Legal Proceedings. Since the date of this Agreement, no Legal Proceeding shall have been commenced or threatened against Seller or any Representative of

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

Seller that have not been dismissed or withdrawn (a) involving any challenge to, or seeking damages or other relief in connection with, the Merger; or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the Merger.

            (d) Opinion of Counsel. Seller shall have received an Opinion of Purchaser's counsel, in form and substance reasonably acceptable to Seller, covering the matters contained in Exhibit 7.2(d).

            (e) Other Agreements. Purchaser shall have executed and delivered to Seller (i) the Registration Rights Agreement in the form attached hereto as Exhibit B; (ii) the Resale and Voting Agreement in the form attached hereto as Exhibit C; (iii) the Warrant in the form attached hereto as Exhibit D; (iii) the Escrow Agreement in the form attached hereto as Exhibit E; and (iv) the Assumption Agreement in the form attached hereto as Exhibit F; and (v) the Assignment Agreement in the form attached hereto as Exhibit G (or caused Hypnotic to do so).

            (f) No Material Adverse Effect. Since the date of this Agreement, there shall have occurred any events or changes (other than those contemplated under this Agreement) which have had, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

            (g) Financial Position. The Purchaser, on a consolidated basis, shall have, as of the Closing Date, net working capital of no less than $2,300,000. For purposes of this Section 7.2(g), net working capital shall be defined as current assets minus current liabilities.

      7.3 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO CLOSE. The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction, on or prior to the Closing, of each of the following condition(s), any of which may be waived by Purchaser or Seller, as applicable, in writing:

            (a) No Legal Impediments to Closing. There shall not be in effect any Order issued by any Governmental Authority preventing the consummation of the Merger, seeking any damages as a result of the Merger, or otherwise affecting the right or ability of Purchaser to own, operate or control the Company and the Subsidiaries, nor shall any Legal Proceeding be pending that seeks any of the foregoing. There shall not be any Legal Requirement prohibiting Seller from selling or Purchaser from owning, operating or controlling the Company and the Subsidiaries or that makes this Agreement or the consummation of the Merger illegal.

ARTICLE 8. TERMINATION

      8.1 CIRCUMSTANCES FOR TERMINATION. At any time prior to the Closing, this Agreement may be terminated by the mutual written consent of Purchaser and Seller, or by Purchaser (on behalf of itself and Merger Sub) or Seller (on behalf of itself and the Company) by delivery of written notice to the other explaining the reason for such termination (without prejudice to other remedies which may be available to the parties under this Agreement, at law or in equity):

            (a) by either Purchaser or Seller if (i) the non-terminating party is in material breach of any material provision of this Agreement and such breach shall not have been cured within ten (10) days of receipt by such party of written notice from the terminating party of such breach]; and (ii) the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement;

            (b) by either Purchaser or Seller if (i) the Closing has not occurred on or prior to March 21, 2005, (the "Outside Closing Date") for any reason; and (ii) the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement; and

            (c) by either Purchaser or Seller if (i) satisfaction of a closing condition of the terminating party in Article 7 is impossible; and (ii) the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement.

      8.2 EFFECT OF TERMINATION. Subject to Section 8.3, if this Agreement is terminated in accordance with Section 8.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in this Article 8 and Section 5.5; provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      8.3 FEES FOR TERMINATION. If Purchaser or Seller terminates this Agreement pursuant to Section 8.1(c) by reason of the failure of the other party to satisfy any of the terminating party's closing conditions contained in
Article 8 and all of the terminating party's closing conditions have been satisfied, the non-terminating party shall promptly pay the terminating party for all of its out-of-pocket costs and expenses associated with the Merger.

ARTICLE 9. INDEMNIFICATION

      9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the parties to this Agreement or any other Transaction Agreement shall survive the Closing until the earlier of sixty (60) days after delivery by Purchaser's auditor of an audit report covering Purchaser's fiscal year which includes the Closing Date or April 30, 2006 (the "Survival Date"); provided, however, that (a) all representations and warranties of the parties contained in
Section 2.15 (Environmental Matters), Section 2.16 (Tax Matters), and Section
3.11 (Tax Matters) shall survive until 90 days after all applicable statutes of limitations, including waivers and extensions, have expired with respect to each matter addressed therein; (b) all representations and warranties of the parties contained in Sections 2.1, 2.2, 2.3, 3.1 and 3.2, as in effect at the Closing, shall survive indefinitely; and (c) any claim for indemnification based upon a breach of any such representation or warranty and asserted prior to the Survival Date by written notice shall survive until final resolution of such claim. The representations and warranties contained in this Agreement (and any right to indemnification for breach thereof) shall not be affected by any investigation, verification or examination by any party hereto or by any Representative of any such party or by any such party's Knowledge of any facts with respect to the accuracy or inaccuracy of any such representation or warranty.

      9.2 INDEMNIFICATION BY SELLER. Subject to the limitations set forth in this Article 9 and except for matters subject to indemnification in Section 6.5, Seller shall indemnify, defend and hold harmless Purchaser and its Representatives from and against any and all Damages, whether or not involving a third-party claim, including attorneys' fees (collectively, "Purchaser Damages"), arising out of, relating to or resulting from (a) any breach of a representation or warranty of Seller or the Company contained in this Agreement or in any other Transaction Agreement; (b) any breach of a covenant of Seller or the Company contained in this Agreement or in any other Transaction Agreement;
(c) any business or assets of Seller not transferred to Purchaser under this Agreement; or (d) any violation or noncompliance with applicable bulk sales or fraudulent transfer Legal Requirements in connection with the Merger. The parties specifically agree that, in the event of a breach of a representation or warranty contained in Section 2.5(f) hereof, Purchaser Damages will be measured as (x) the amount by which accounts payable at February 28, 2005 exceed the amount indicated in Section 2.5(f)(A) plus (y) the amount by which accounts receivable at February 28, 2005 are less than the amount indicated in Section 2.5(f)(B), as determined in each case by an audit of the Company's books and records conducted by Purchaser within 90 days after the Effective Date.

      9.3 INDEMNIFICATION BY PURCHASER. Subject to the limitations set forth in this Article 9, Purchaser shall indemnify, defend and hold harmless Seller and its Representatives (collectively, the "Seller Indemnified Persons") from and against any and all Damages, whether or not involving a third-party claim, including attorneys' fees (collectively, "Seller Damages"), arising out of, relating to or resulting from (a) any breach of a representation or warranty of Purchaser contained in this Agreement or in any other Transaction Agreement; (b) any breach of a covenant of Purchaser contained in this Agreement or in any other Transaction Agreement; or (c) the business or operations of the Company or the Subsidiaries after the Closing Date, unless such Damages relate to a condition or circumstance in existence on or prior to the Closing Date which Seller failed to disclose to Purchaser prior to the Closing.

      9.4   PROCEDURES FOR INDEMNIFICATION.

            (a) Promptly after receipt by a party entitled to indemnification hereunder (the "Indemnitee") of written notice of the assertion or the commencement of any Legal Proceeding by a third-party with respect to any matter referred to in Sections 9.2 or 9.3, the Indemnitee shall give written notice thereof to the party obligated to indemnify Indemnitee (the "Indemnitor"), and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is prejudiced thereby. A claim for indemnification for any matter not involving a third-party Legal Proceeding may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

            (b) If any claim for indemnification is made by Purchaser pursuant to Section 9.2 prior to the expiration of the escrow under the Escrow Agreement, Purchaser shall apply to the Escrow Agent for reimbursement of such claim in accordance with the provisions hereof and the provisions of the Escrow Agreement. The right to receive the Escrowed Shares shall not be Purchaser's exclusive remedy for Purchaser Damages that it is entitled to indemnification for hereunder.

      9.5 LIMITATIONS ON INDEMNIFICATION.

            (a) Notwithstanding anything herein to the contrary, Seller shall not be obligated to indemnify Purchaser under this Article 9 to the extent that the aggregate of all Purchaser Damages exceeds the value of the Merger Consideration at Closing (the "Seller's Indemnification Cap"); provided, however, that the Seller's Indemnification Cap shall not apply to any Seller indemnification obligation (x) arising out of, relating to or resulting from fraud or intentional misrepresentation or breach of warranty by Seller; (y) arising out of, relating to or resulting under Section 9.2(b), (c) or (d), or from a breach of any of Seller's representations or warranties contained in Sections 2.15 or 2.16; or (z) if the Merger does not close.

            (b) Notwithstanding anything herein to the contrary, Purchaser shall not be obligated to indemnify Seller under this Article 9 to the extent that the aggregate of all Seller Damages exceeds one-half of the value of the Merger Consideration at Closing (the "Purchaser's Indemnification Cap"); provided, however, that the Purchaser's Indemnification Cap shall not apply to any Purchaser indemnification obligation (x) arising out of, relating to or resulting from fraud or intentional misrepresentation or breach of warranty by Purchaser; (y) arising out of, relating to or resulting under Section 9.3(b) or
(c) or from a breach of any of Purchaser's representations or warranties in
Section 3.11; or (z) if the Merger does not close.

            (c) Purchaser will not be entitled to seek indemnification under
Section 9.2 for Purchaser Damages unless and until the aggregate amount of all Purchaser Damages exceeds $35,000 (the "Threshold Amount"). In the event that the aggregate of all Purchaser Damages for which Seller is obligated to provide indemnification under Section 9.2 exceeds the Threshold Amount, the Purchaser will be entitled to seek indemnification in respect of all Purchaser Damages for which Seller is obligated to provide indemnification under Section 9.2 (subject to the other provisions hereof); provided, however, that the Threshold Amount shall not apply (i) with respect to breaches of the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.5(f), 2.15, or 2.16; and (ii) in cases of fraud or intentional misrepresentation.

            (d) Seller will not be entitled to seek indemnification under
Section 9.3 for Seller Damages unless and until the aggregate amount of all Seller Damages exceeds the Threshold Amount. In the event that the aggregate of all Seller Damages for which Purchaser is obligated to provide indemnification under Section 9.3 exceeds the Threshold Amount, the Seller will be entitled to seek indemnification in respect of all Seller Damages for which Purchaser is obligated to provide indemnification under Section 9.3 (subject to the other provisions hereof); provided, however, that the Threshold Amount shall not apply
(i) with respect to breaches of the representations and warranties contained in Sections 3.1, 3.2, or 3.11; and (ii) in cases of fraud or intentional misrepresentation.

      9.6 REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude any party from asserting any other right, or seeking any other remedies, against the other party. No party shall be foreclosed from and each party shall be permitted to pursue (i) any and all equitable relief or other equitable remedies (including, without limitation specific performance) that may be available to such party, and (ii) any applicable statutory, equitable, common law or other remedy that may be available to such party for breach of any covenants or agreements contained herein.

ARTICLE 10. MISCELLANEOUS PROVISIONS

      10.1 EXPENSES. Subject to Article 9, whether or not the Merger is consummated, each party shall pay it own costs and expenses in connection with this Agreement and the Merger, including without limitation the fees and expenses of its advisers, accountants and legal counsel.

      10.2 INTERPRETATION. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed, as the context indicates, to be followed by the words "but (is/are) not limited to".

      10.3 FURTHER ASSURANCES. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the Merger.

      10.4 ENTIRE AGREEMENT. This Agreement and the other Transaction Agreements constitute the entire agreement between and among the parties hereto with regard to the subject matter hereof, and supersedes all prior agreements and understandings with regard to such subject matter. There are now no agreements, representations or warranties between or among the parties other than those set forth in this Agreement and the other Transaction Agreements.

      10.5 AMENDMENT, WAIVERS AND CONSENTS. This Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by all the parties. Any party may waive compliance by any other party with any of the covenants or conditions of this Agreement, but no waiver shall be binding unless executed in writing by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

      10.6 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, however, that no party hereto may assign any right or obligation hereunder without the prior written consent of all other parties hereto.

      10.7 GOVERNING LAW. The rights and obligations of the parties shall be governed by, and this Agreement shall be interpreted, construed and enforced in accordance with, the laws of the State of Nevada, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

      10.8  JURISDICTION; WAIVER OF JURY TRIAL.

            (a) Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or related hereto may be brought in the courts of the State of California, or in the United States District Court for the Southern District of Nevada, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents to jurisdiction shall not constitute general consents to service of process in any jurisdiction for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the parties to this Agreement. Each of the parties to this Agreement agree that service of any process, summons, notice or document by U.S. mail (sent by certified mail with return receipt requested) to such party's address for notice hereunder shall be effective service of process for any action, suit or proceeding in California or Nevada with respect to any matters for which it has submitted to jurisdiction pursuant to this
Section 10.8.

            (b) Each of the parties hereto hereby irrevocably waives its right to a jury trial in connection with any action, proceeding or claim arising out of or relating to this Agreement or any transaction contemplated hereby.

      10.9 RULES OF CONSTRUCTION. The parties acknowledge that each party has read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

      10.10 SEVERABILITY. If any provision of this Agreement, as applied to either party or to any circumstance, is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      10.11 EXHIBITS. All Exhibits and Schedules attached hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

      10.12 NOTICES. Any notice required or permitted to be given hereunder shall be sufficient if in writing and (a) delivered in person against written receipt therefor, or by nationally recognized express delivery or courier service requiring acknowledgment of receipt, (b) sent by facsimile, or (c) deposited in the mail registered or certified first class, postage prepaid and return receipt requested (provided that any notice given pursuant to clause (b) is also confirmed by the means described in clause (a) or (c)) to such address or facsimile of the party set forth below or to such other place or places as such party from time to time may designate in writing in compliance with the terms hereof. Each notice shall be deemed given when so delivered personally, or sent by facsimile transmission, or, if sent by express delivery or courier service one (1) Business Day after being sent, or if mailed, five (5) Business Days after the date of deposit in the mail. A notice of change of address or facsimile number shall be effective only when done in accordance with this
Section 10.12.

      To the Purchaser         Genius Products, Inc.
       or Merger Sub:          740 Lomas Santa Fe, Suite 210
                               Solana Beach, CA 92075
                               Facsimile: 858-793-8842
                               Attention: Trevor Drinkwater

      With copies to:                         Morrison & Foerster LLP
                                              555 West Fifth Street, Suite 3500
                                              Los Angeles, CA 90013
                                              Facsimile: 213-892-5454
                                              Attention: Allen Z. Sussman, Esq.

      To the Seller                           American Vantage Companies
      or the Company:                         4735 South Durango Drive,Suite 105
                                              Las Vegas, Nevada  89147
                                              Facsimile: 702-227-8525
                                              Attention: Ronald J. Tassinari

      With copies to:                         Snow Becker Krauss P.C.
                                              605 Third Avenue, 25th Floor
                                              New York, New York  10158-0125
                                              Facsimile: 212-949-7052
                                              Attention: Jack Becker, Esq.

      10.13 RIGHTS OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

      10.14 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                     [Signatures Follow On a Separate Page]

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

"Purchaser"                                   "Merger Sub"

GENIUS PRODUCTS, INC.                         GENIUS ACQUISITION CORP.

By: /s/  Trevor Drinkwater                    By: /s/  Trevor Drinkwater
    ---------------------------------------       ------------------------------
Name: _____________________________________   Name: ____________________________
Title: ____________________________________   Title: ___________________________

"Seller"                                      "The Company"

AMERICAN VANTAGE COMPANIES                    AMERICAN VANTAGE MEDIA
                                              CORPORATION

By: /s/  Ronald J. Tassinari                  By: /s/  Stephen K. Bannon
    ---------------------------------------       ------------------------------
Name: Ronald  J. Tassinari                    Name: Stephen K. Bannon
Title: President                              Title: CEO

                                SIGNATURE PAGE TO
                          AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

"Affiliate" shall mean any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any officer, director or stockholder of Seller or any corporation, partnership, trust or other entity in which Seller or any such family member has a five percent (5%) or greater interest or is a director, officer, partner or trustee. The term Affiliate shall also include any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the preceding sentence.

"Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Seller Disclosure Schedule and all other schedules and exhibits attached hereto), as it may be amended from time to time.

"Closing" shall have the meaning specified in Section 1.5.

"Closing Date" shall have the meaning specified in Section 1.5.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Company Disclosure Schedule" shall have the meaning specified in Article 3.

"Company Intellectual Property" shall mean specified in Section 2.19(b).

"Competing Party" shall have the meaning specified in Section 4.3.

"Competing Transaction" shall have the meaning specified in Section 4.3.

"Contract" shall mean any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied), whether or not legally binding.

"Damages" shall mean and include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, accounting fee, expert fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

"Defined Benefit Plan" shall mean either a plan described in Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

"Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

"Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

"Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Exercise All Rights" shall mean to exercise or practice any and all rights now or hereafter provided by law (by treaty, statute, common law or otherwise) anywhere in the world to inventors, authors, creators and/or owners of intellectual or intangible property; including the right to make, use, disclose, sell, offer to sell, distribute, import, rent, lease, lend, reproduce, prepare derivative works of and otherwise modify, perform and display (whether publicly or otherwise), broadcast, transmit, use and/or otherwise exploit such intellectual or intangible property and/or any product, component or service embodying, related to or subject to such intellectual or intangible property; and the right to assign, transfer, license and/or sublicense (with the right to sublicense further) any of the foregoing, and the right to have and/or authorize others do any of the foregoing.

"GAAP" means U.S. generally accepted accounting principles in effect on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.

"Governmental Approval" shall mean any: (a) permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

"Governmental Authority" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

"Intellectual Property" shall mean domestic and foreign (i) copyrightable works and copyrights and all applications and registrations therefor, and renewals thereof; (ii) trademarks, service marks, trade dress, trade names, logos, corporate names, domain names, and all applications and registrations therefor and renewals thereof, and all goodwill associated therewith; (iii) inventions (whether patentable or unpatentable), all improvements thereto, and patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (iv) proprietary software (including data and related documentation) and proprietary databases; (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (vi) copies and tangible embodiments of the foregoing (in whatever form or medium);
(vii) licenses and other rights to any of the foregoing; and (viii) related ownership, use and other intellectual property and intangible asset rights in and to any of the foregoing (including the right to sue for past, present and future infringements or misappropriations thereof).

"Intellectual Property Rights" shall mean any or all rights in and to Intellectual Property.

"Knowledge" An individual shall be deemed to have "Knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter or (ii) (except when Knowledge is stated to be "actual Knowledge") a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. Each party to this Agreement shall be deemed to have "Knowledge" of a particular fact or other matter if any of their respective directors, officers or employees
(i) with the authority to establish policy for the company or (ii) who are otherwise responsible for the function that is the subject of the fact or matter has actual knowledge of such fact or matter after due and diligent inquiry.

"Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

 "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

"Material Adverse Effect" means, with respect to any Entity, any event, change or effect that, when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of that Entity or (b) to prevent or materially delay consummation of the Merger or otherwise to prevent the Entity from performing its obligations under this Agreement.

"Material Company Contract" shall have the meaning specified in Section 2.18(a).

"Member of the Controlled Group" shall mean each trade or business, whether or not incorporated, that would be treated as a single employer with Seller under
Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

"Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

"Order" shall mean any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Legal Proceeding.

"Person" shall mean any individual, Entity or Governmental Authority.

"Permitted Encumbrances" shall mean those Encumbrances granted by the Company or a Subsidiary in connection with the original issuance of the: (1) Revolving Line of Credit Secured Promissory Note of Wellspring Media, Inc. payable to Atlantic Bank of New York, in the original principal amount of $2,400,000, which has a principal balance on the date hereof of $2,349,219; (2) Company's Secured Negotiable Promissory Note payable to Al Cattabiani in the original principal amount of $1,076,704; (3) Company's Secured Negotiable Promissory Note payable to Carl Seldin Koerner in the original principal amount of $65,472; (4) Company's Secured Negotiable Promissory Note payable to Clara Spalter Miller in the original principal amount of $965,712; (5) Company's Secured Negotiable Promissory Note payable to Lee Miller in the original principal amount of $965,712; (6) Company's Secured Negotiable Promissory Note payable to Al Cattabiani in the original principal amount of $200,000; (7) Company's Secured Negotiable Promissory Note payable to Jefferies & Company, Inc. in the original principal amount of $480,000; (8) Company's Secured Negotiable Promissory Note payable to Bryan Hancock in the original principal amount of $49,280; (9) Company's Secured Negotiable Promissory Note payable to Barbara Behen in the original principal amount of $24,640; (10) Company's Secured Negotiable Promissory Note payable to Tanya Brunner in the original principal amount of $24,640; (11) Company's Secured Negotiable Promissory Note payable to Marie-Therese Guirgis in the original principal amount of $24,640; (12) Company's Secured Negotiable Promissory Note payable to Wendy Lidell in the original principal amount of $24,640; (13) Company's Secured Negotiable Promissory Note payable to Charles O'Malley in the original principal amount of $24,640; (14) Company's Secured Negotiable Promissory Note payable to Maryann Manelski in the original principal amount of $24,640; (15) Company's Secured Negotiable Promissory Note payable to Sheri Levine-Poznznski in the original principal amount of $24,640; and (16) Company's Secured Negotiable Promissory Note payable to Lawrence Sapadin in the original principal amount of $24,640.

"Physical Properties" shall mean all physical properties of every kind or nature of or relating to any film or program in the Company Film Library and all versions thereof and all teasers, trailers, music videos, featurettes, television spots, "making of" films or programs, including, without limitation, exposed film, developed film, positives, negatives, prints, answer prints, special effects, preparing materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, title overlays, textless backgrounds and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional pre-print elements, whether now known or hereafter devised), soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to the Company Film Library in whatever state of completion, and all duplicates, drafts, versions and copies of each thereof.

"Purchaser" shall mean Genius Products, Inc., a Delaware corporation.

"Representatives" shall mean officers, directors, employees, attorneys, accountants, advisors, agents, distributors, licensees, shareholders, subsidiaries and lenders of a party. In addition, all Affiliates of Seller shall be deemed to be "Representatives" of Seller.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Seller" shall mean American Vantage Companies, a Nevada corporation

"Seller Disclosure Schedule" shall have the meaning specified in Article 2.

"SOX" shall means the Sarbanes-Oxley Act of 2002.

"Subsidiary" or "Subsidiaries" shall have the meaning specified in Section 2.1.

"Survival Date" shall have the meaning specified in Section 9.1.

"Tax" or "Taxes" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Seller Group and/or Purchaser Group is required to pay, withhold or collect.

"Tax Return" means any report, return, document, declaration, or any other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign) in respect of Taxes, including, information returns, any document in respect of or accompanying payments or estimated Taxes, or in respect of or accompanying requests for the extension of time in which to file any such report, return document, declaration, or other information, including amendments thereof and attachments thereto.

"Trademarks" shall mean any and all trademarks, service marks, logos, trade names, corporate names, Internet domain names and addresses and general-use e-mail addresses, and all goodwill associated therewith throughout the world.

"Transaction Agreements" shall mean this Agreement, the Registration Rights Agreement, the Resale and Voting Agreement, the Escrow Agreement, the Assumption Agreement, the Assignment Agreement, and all other agreements, certificates, instruments, documents and writings delivered by Purchaser, Merger Sub, Seller or the Company in connection with the Merger.

"Transfer Taxes" shall mean all federal, state, local or foreign sales, use, transfer, real property transfer, mortgage recording, stamp duty, value-added or similar Taxes that may be imposed in connection with the transfer of Purchased Assets or assumption of Assumed Liabilities, together with any interest, additions to Tax or penalties with respect thereto and any interest in respect of such additions to Tax or penalties.

"WARN Act" shall have the meaning specified in Section 4.20(e).

"Wellspring Stock Pledge Agreement" shall mean that certain Stock Pledge Agreement, dated February 3, 2004, between the Company and Lee Miller as Pledge Agent on behalf of Al Cattabiani, Carl Seldin Koerner, Clara Spaltzer Miller, Jefferies & Company, Inc. and Lee Miller.

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                       FORM OF RESALE AND VOTING AGREEMENT

                                    EXHIBIT D

                                FORM OF WARRANTS

                                    EXHIBIT E

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT F

                                     FORM OF
                 ASSUMPTION OF OBLIGATIONS AND PLEDGE AGREEMENT

                                    EXHIBIT G

                                     FORM OF
                              ASSIGNMENT AGREEMENT

                                 EXHIBIT 7.1(d)
              MATTERS TO BE COVERED IN OPINION OF SELLER'S COUNSEL

1. Each of Seller and the Company has the requisite corporate power and authority to (a) enter into the Merger Agreement and each of the other Transaction Documents to which it is a party and (b) consummate the transactions contemplated by the Transaction Documents to which it is a party, including, but not limited to, the Merger;

2. Each of the Company, Wellspring and Hypnotic (a) has been duly incorporated and is validly existing and in good standing under the laws of their respective jurisdictions of incorporation and (b) has the requisite corporate power and authority to own its property and assets and to conduct its business as it is currently being conducted;

3. The Company has authorized capital stock of 750,000 shares of common stock, par value $0.10 per share (the "Company Common Stock"), and, to our knowledge, Seller is the beneficial and record holder of all issued and outstanding shares of the Company Common Stock;

4. Except as disclosed in the Company Disclosure Schedule, the execution, delivery and performance of the Transaction Documents by each of Seller and the Company, and the consummation by each of them of the transactions contemplated thereby, and compliance by each of them with the provisions thereof (a) do not violate or conflict with any term or provision of the charter or bylaws of either Seller or the Company, and (b) do not violate or contravene any order, writ, judgment, injunction, decree, determination or award which has been entered against Seller or the Company and of which we have knowledge;

5. Each of the Transaction Documents to which Seller or the Company is a party has been duly and validly authorized, executed and delivered by each of them, as applicable, and constitutes a valid and binding agreement of each of them, as applicable, enforceable against them in accordance with its terms, except (a) that we render no opinion on whether the execution or delivery of the Transaction Documents and the performance and consummation of the transactions contemplated by the Transaction Documents, including, but not limited to, the Merger, requires the approval of the Seller's stockholders and (b) as enforcement may be limited by applicable bankruptcy, insolvency, liquidation, receivership, administration, reorganization, reconstruction, arrangement, moratorium or other similar laws and defenses affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

6. Except as set forth in the Company Disclosure Schedule, to our knowledge there are no civil, criminal or administrative actions, suits, proceedings or investigations pending or threatened against the Company or any of the Subsidiaries before any court, arbitrator, or administrative, governmental or regulatory authority, domestic or foreign.



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                                 EXHIBIT 7.2(d)
             MATTERS TO BE COVERED IN OPINION OF PURCHASER'S COUNSEL

1. Each of Purchaser and, subject to certain assumptions regarding Nevada law, Merger Sub has the requisite corporate power and authority to (i) enter into the Agreement and Plan of Merger and each of the other documents to be executed and delivered by each of them at Closing (the "Transaction Documents") and (ii) consummate the transactions contemplated thereby.

2. Each of Purchaser and, subject to certain assumptions regarding Nevada law, Merger Sub (i) has been duly incorporated and is validly existing and in good standing under the laws of their respective states of incorporation, and (ii) has the requisite power and authority to own its property and assets and to conduct its business as it is currently being conducted. Purchaser has authorized capital stock of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. Purchaser is the beneficial and record holder of all issued and outstanding shares of Merger Sub.

3. Except as disclosed in the Purchaser Disclosure Schedule, the execution, delivery and performance of the Transaction Documents by each of Purchaser and Merger Sub, and the consummation by each of them of the transactions contemplated thereby, and compliance by each of them with the provisions thereof
(i) do not violate or conflict with any term or provision of the charter or bylaws of either Purchaser or Merger Sub, and (ii) do not violate or contravene any order, writ, judgment, injunction, decree, determination or award which has been entered against Purchaser or Merger Sub and of which we are aware.

4. Subject to certain assumptions regarding Transaction Documents governed by Nevada law, each of the Transaction Documents to which Purchaser or Merger Sub is a party has been duly and validly authorized, executed and delivered by each of them, as applicable, and constitutes a valid and binding agreement of each of them, as applicable, enforceable against them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, liquidation, receivership, administration, reorganization, reconstruction, arrangement, moratorium or other similar laws and defenses affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5. The shares constituting the Merger Consideration have been duly authorized and, upon delivery to Seller against payment therefor in accordance with the terms of the Tranasction Documents, will be validly issued, fully paid and nonassessable.

                                    SCHEDULES